UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bryn Mawr Bank Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 25, 2007

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the “Corporation”) will be held at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, PA on Wednesday, April 25, 2007, at 9:00 A.M., for the following purposes:

1. To elect two Class I directors to serve a four-year term and to elect one Class IV director to serve the remaining three-years of the term of a Class IV director;

2. Approval of our 2007 Long-term Incentive Plan, and

3. Such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. See the accompanying Proxy Statement for details about the foregoing matters. Only shareholders of record at the close of business on March 8, 2007, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. Shareholders may vote in person or by proxy.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI
Secretary

Bryn Mawr, PA

March 20, 2007

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

PROXY STATEMENT

i

PROXY STATEMENT

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010

INFORMATION REGARDING THE ANNUAL MEETING

Matters to be Considered at the Annual Meeting of Shareholders

This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (“we,” “us,” “our” or the “Corporation”) in connection with the solicitation of proxies by the Corporation for use at the Corporation’s Annual Meeting of Shareholders to be held on Wednesday, April 25, 2007, at 9:00 A.M. at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, PA, or any adjournment or postponement of the meeting (the “Annual Meeting”). At the Annual Meeting, the shareholders will consider and vote upon:

(i) the election of two Class I directors to serve a four-year term and the election of one Class IV director to serve the remaining three years of the term of a Class IV director, and

(ii) approval of the 2007 Long-term Incentive Plan.

The proxies are authorized to transact such other business as may properly come before the Annual Meeting. This proxy statement and the proxy are being mailed to shareholders on or about March 20, 2007.

Record Date, Voting and Voting Procedures

Our Board has fixed the close of business on March 8, 2007, as the date for determining holders of record of our common stock, entitled to notice of, and to vote at, the Annual Meeting. Each shareholder is entitled to one vote per share on the matters to be considered at the Annual Meeting.

The holders of a majority of the outstanding shares of our common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of March 8, 2007, there were 8,579,932 shares of our common stock outstanding.

Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies, unless those proxies have previously been revoked. If a properly executed proxy does not give any voting directions, then that proxy will be voted in favor of the adoption of the proposals recommended by the Board, and in the discretion of the proxy agents on any other matters which may properly come before the Annual Meeting. A shareholder may revoke a proxy at any time prior to its use for any purpose by giving written notice of revocation to Robert J. Ricciardi, our Secretary, at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. A shareholder may also appear in person at the Annual Meeting and ask to withdraw the proxy prior to its use for any purpose and can vote in person. A later dated proxy revokes an earlier dated proxy.

We do not know at this time of any business, other than that stated in this proxy statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, then the proxy agents will vote in accordance with their best judgment.

For purposes of the Annual Meeting, the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting for a particular matter (including the election of directors) is required for the matter to be deemed an act of the shareholders. If a shareholder abstains from voting on any matter, then the shares are considered present at the Annual Meeting for purposes of the proposal. However, abstentions are not votes for approval of the proposal, so they will have the same effect as votes cast against the proposal. With respect to broker non-votes, the shares are not considered present at the Annual Meeting for the proposal on which the broker withheld authority. Consequently, broker non-votes are not counted with regard to the proposal. Broker non-votes do reduce the number of affirmative votes required to approve the proposal by reducing the total number of shares present or represented (from which a majority is calculated).

Other Matters

We will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by our directors, officers and employees and those of our wholly-owned subsidiaries, including The Bryn Mawr Trust Company (the “Bank”) and third parties. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our common stock held of record by such persons, and we will reimburse them for their expenses in doing so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of shares of our common stock as of March 8, 2007, for each of our directors, director nominees and the executive officers and the individuals known to us who may be beneficial owners of more than 5% of our common stock. The table also shows the total number of shares owned by the directors, director nominees and executive officers as a group.

Name	Common Stock		Exercisable Stock Options	Percent of Outstanding Stock (1)
Current Directors and Nominees
Thomas L. Bennett	0		0	*
Andrea F. Gilbert	5,407		9,250	*
Wendell F. Holland	6,858		13,000	*
Scott M. Jenkins	2,500		0	*
David E. Lees	4,392		6,125	*
Francis J. Leto	6,272	(2)	15,000	*
Britton H. Murdoch	4,278		0	*
Frederick C. Peters II	37,707	(3)	152,000	2.1%
B. Loyall Taylor, Jr.	12,920	(4)	25,000	*
Nancy J. Vickers	2,085		18,000	*
Thomas A. Williams	24,823		25,000	*
Certain Executive Officers
J. Duncan Smith	5,182	(5)	27,000	*
Alison E. Gers	1,458	(6)	62,000	*
Joseph G. Keefer	5,758	(7)	66,200	*
Robert J. Ricciardi	20,884	(8)	62,000	*
5% Owners
George W. Connell 121 Cheswold Lane Haverford, PA 19041	1,650,354		0	19.24%
Thomas J. Carroll Patrickswell Post Office Box 488 Middleburg, VA 22117	836,486		0	9.75%
All Current Directors and Executive Officers as a Group	140,524		480,575	6.86%

*	Less than one percent.

(1)	Stock ownership information includes shares that the individual has the right to acquire within sixty days of March 8, 2007. Each executive officer holds sole investment power over shares held for such executive officer in our 401-K Plan. The Bank, as the Plan Administrator, holds sole voting power over such shares. Unless otherwise indicated, each person has sole voting and investment power over the shares listed. There are no pledged shares.

(2)	Includes 182 shares owned by Mr. Leto’s spouse as to which he disclaims beneficial ownership.

(3)	Includes 2,957 shares held for Mr. Peters in the 401-K Plan, determined as of February 28, 2007.

(4)	Includes 6,476 shares held in trust for his children over which Mr. Taylor has sole voting and investment power, and 2,088 shares held in a trust over which Mr. Taylor as co-trustee has joint voting and investment power.

(5)	Includes 77 shares held for Mr. Smith in the 401-K Plan, determined as of February 28, 2007.

(6)	All shares are held for Ms. Gers in the 401-K Plan, determined as of February 28, 2007.

(7)	All shares are held for Mr. Keefer in the 401-K Plan, determined as of February 28, 2007.

(8)	All shares are held for Mr. Ricciardi in the 401-K Plan, determined as of February 28, 2007.

PROPOSAL I

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

One of the purposes of the Annual Meeting is the election of three directors to our Board.

Nominees for Directors

The following directors have been nominated by our Board for election as directors to serve as follows:

Class I—Term to Expire in 2011:

(1)	Thomas L. Bennett

(2)	Scott M. Jenkins

Class IV – Term to Expire in 2010:

(1)	Britton H. Murdoch

and until their successors are elected and take office.

The persons named as proxies in the accompanying form of proxy have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The proxies cannot be voted for a greater number of persons than the number of nominees named above. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board knows of no reason why the nominees will be unavailable or unable to serve as directors. We expect all nominees to be willing and able to serve as directors.

The affirmative vote of the holders of at least a majority of the Corporation’s shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, is required for the election of the nominees for directors. Proxies solicited by the Board will be voted for the nominees listed above, unless the shareholders specify a contrary choice in their proxies.

The Board recommends a vote FOR the nominees listed above.

INFORMATION ABOUT OUR DIRECTORS

The following table sets forth certain information for each of our directors. Except as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

Name, Principal Occupation and Business Experience For Past Five Years	Age	Director Since
NOMINEES FOR DIRECTOR
Class I
If elected, the terms of the following directors will expire in 2011:
1. Thomas L. Bennett (1)	59	—

Private investor since March 1, 2004; Investment Management, Morgan Stanley Investment Management from January 1, 2000 until February 28, 2004; Director and Trustee of the Delaware Investment Family of Funds since May, 2005.

2. Scott M. Jenkins (2)	52	2006
President of S. M. Jenkins & Co., a financial and management consulting firm since May, 1991.
NOMINEE FOR DIRECTOR
Class IV
If elected, the term of the following director will expire in 2010:
1. Britton H. Murdoch (3)	49	2006
CEO, City Line Motors, LLC since July, 2006; Managing Director of Strattech Partners, LLC, a business consulting and venture capital firm since January, 2000.
CONTINUING DIRECTORS
Class II
The terms of the following directors expire in 2008:
1. B. Loyall Taylor, Jr.	60	1986
President, Taylor Gifts, Inc., mail order catalog sales.
2. Andrea F. Gilbert	53	2004
President of Bryn Mawr Hospital since June, 2002; previously Senior Vice President from June, 2000.
CONTINUING DIRECTORS
Class III
The terms of the following directors expire in 2009:
1. Wendell F. Holland (4)	55	1997

Chairman, Pennsylvania Public Utility Commission since September 30, 2004 and previously Commissioner from September, 2003; Counsel to the law firm of Obermayer, Rebmann, Maxwell & Hippel, LLP from January, 2000 until September, 2003.

2. Frederick C. Peters II	57	2001
Chairman of the Corporation and the Bank since August, 2002; President and Chief Executive Officer of the Corporation and the Bank since January, 2001.

3. David E. Lees	45	2005

Senior Partner, myCIO Wealth Partners, LLC since July, 2005;
Partner and National Director of Ernst & Young’s Wealth
Advisory Service Practice from December, 1996 to June 30, 2005;
Partner, Renaissance Equity Fund since August, 2005;
Adjunct Professor of Finance & Portfolio Management in
Villanova University’s Commerce & Finance Department from January,
2000 to May, 2005.

Name, Principal Occupation and Business Experience For Past Five Years	Age	Director Since
CONTINUING DIRECTOR
Class IV
The term of the following director expires in 2010:
1. Francis J. Leto	47	2002

Attorney-at-law, Brett Senior & Associates since April, 2006; partner in the law firm of Celli and Leto, LLP from January, 1995 to March, 2006; President, Brandywine Abstract Company, L.P. since May, 1988.

(1)	Mr. Bennett was recommended by Mr. Leto, an independent director.

(2)	Mr. Jenkins, an existing shareholder of the Corporation, recommended himself to the Nominating Committee for election as a director pursuant to the Corporation’s shareholder nomination procedures.

(3)	Mr. Murdoch was recommended by Mr. Leto, an independent director.

(4)	Mr. Holland was a director of Allegheny Energy, Inc. until September 16, 2003.

CORPORATE GOVERNANCE

Introduction

Our directors also serve as directors of our subsidiary, the Bank, and serve on the same committees of each organization. Six of our directors also serve on the Bank’s Wealth Management Committee.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (“the Code of Ethics”). The Code of Ethics is available on our website at www.bmtc.com under the “Code of Ethics” caption and printed copies are available to any shareholder upon request. The Code of Ethics meets the requirements for a code of ethics for our principal executive officer, principal financial officer or persons performing similar functions under Item 406 of Regulation S-K of the Securities and Exchange Commission (“SEC”). Any amendments to the Code of Ethics, or any waivers of the Code of Ethics for directors or executive officers, will be disclosed promptly on a Form 8-K filed with the SEC or by any other means approved by the SEC.

Under our Code of Ethics, the Board is responsible for resolving any conflict of interest involving the directors, executive officers and senior financial officers. The president and the corporate secretary are responsible for resolving any conflict of interest involving any other officer or employee.

Director Independence

The Board has determined that all of its members are independent and meet the independence requirements of Nasdaq Global Market (“NasdaqGM”), except for Frederick C. Peters II. Our independence standards for directors are set forth on Appendix A attached hereto.

Lead Independent Director

Our Board created the position of Lead Director. Francis J. Leto was appointed as the Board’s Lead Director, to serve a one-year term expiring at our Annual Meeting. The Lead Director presides at Board meetings when the chairman is not present, including executive sessions of the independent directors, and acts as the liaison between the Board and the chief executive officer. The Lead Director oversees corporate governance procedures and committee charters and has the authority to call meetings of the independent directors. He also coordinates the evaluation of the effectiveness of the Board and their committees and consults with the Board and the chief executive officer regarding those evaluations.

Communications with Directors

Shareholders may communicate directly with any member or committee of our Board by writing to Bryn Mawr Bank Corporation, Board of Directors, P.O. Box 351, Bryn Mawr, PA, 19010-3396.

Policy for Attendance at Annual Meeting

We have adopted a policy requiring all of our directors to attend our annual meeting. All of our directors attended the annual meeting held on April 25, 2006.

Executive Sessions of Independent Directors

The independent members of our Board will continue their practice of holding scheduled executive sessions on a regular basis but, in any event, not less than twice a year. During 2006, six executive sessions were held.

Nominations for Directors

The Nominating Committee considers candidates for nominees for director from various sources including other directors, our clients and other relevant constituencies, and may also engage, if it deems appropriate, a professional search firm. For incumbent directors whose terms of office are set to expire, it reviews the directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and their respective contributions towards advancing our interests and enhancing shareholder value. For a new director candidate, the committee reviews the candidate’s biographical information and qualifications and may check the candidate’s references, if applicable. The committee may obtain any additional information which it deems necessary. A qualified nominee is interviewed by all members, if practicable. Serious candidates may meet with all members of the Board. Using the input from the interviews and information obtained, the committee evaluates whether a prospective candidate is qualified to serve as a director and whether it should recommend to the Board that the Board nominate (or select to fill a vacancy) the prospective candidate.

The Nominating Committee will use a similar process to evaluate nominees recommended by shareholders, provided that the shareholder complies with the procedures set forth below. The committee will consider written proposals from shareholders for nominees for director. Any nomination should be addressed to the Chairman, Nominating Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010 and must include the following information: (a) the name and address, as they appear on our books, of the shareholder nominating a candidate; (b) the number of our shares which are beneficially owned by the shareholder (and if the shares are held in street name, the name of the brokerage firm holding the shares); (c) the name, age, business address and residence address of each proposed nominee; (d) the principal occupation or employment of the proposed nominee; (e) the number of shares of our stock beneficially owned by the proposed nominee, if any; (f) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination, and (g) any other information required to be disclosed in solicitation of proxies for election of directors or other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

All shareholder nominations must be received not less than one hundred and twenty days before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting.

In evaluating candidates for nominees for director, the Committee considers:

•	our need for particular talents and experience;

•	that at least a majority of the directors be independent under NasdaqGM rules, and

•

the requirement that our Audit Committee meet the financial literacy requirements under NasdaqGM rules and that at least one of them qualifies as an Audit Committee financial expert under the rules of the SEC.

In addition, members of the Board should also:

•	be of the highest ethical character;

•	share our values;

•	have reputations, both personal and professional, consistent with our image and our reputation;

•	be active or former leaders of organizations;

•	possess knowledge in the fields of financial services and wealth management;

•	have an understanding of the Bank’s marketplace;

•	have relevant expertise and experience which will be useful in offering advice and guidance to the chief executive officer;

•	be independent of any particular constituency, and

•	be able to represent all of our shareholders.

Nominees for director must also be willing to commit the necessary time to devote to board activities and to enhance their knowledge of the financial services industry and be willing to assume broad fiduciary responsibility. Nominees for director should also have a commitment to enhancing shareholder value, including assisting in business development activities where appropriate. In considering nominees for director, the committee also considers our desire to be a diverse body with diversity reflecting gender, ethnic background and professional experience. A nominee for director must also be or become a shareholder upon joining the Board. Application of the above criteria may vary according to the particular areas of expertise desired to compliment the existing composition of the Board.

OUR BOARD OF DIRECTORS

Our By-Laws provide that our business will be managed by a Board of Directors of not less than eight and not more than thirteen directors. Our Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board has fixed the number of directors at nine effective as of the Annual Meeting. Currently, there are ten directors with three members in Class I, two members in Class II, three members in Class III, and two members in Class IV. Two of our directors will be leaving the Board. Nancy J. Vickers decided not to run for re-election at the end of her current term. Thomas A. Williams is retiring from the Board. If all of the nominees for director are elected at the Annual Meeting, there will be nine directors.

Under our By-Laws, persons selected by the Board to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders. If a director is selected by the Board after the record date for an annual meeting, then the new director serves as a director until the next annual meeting of shareholders. The directors in each class serve terms of four years each, unless selected to fill an unexpired term of office, and until their successors are elected and take office.

Information About Committees of our Board of Directors

Our Board has five standing committees. They are the Executive, Nominating, Risk Management, Audit and Compensation Committees. The Bank also has a Wealth Management Committee.

The Executive Committee, currently comprised of Francis J. Leto (Chair), David E. Lees, Frederick C. Peters II and B. Loyall Taylor, Jr., meets to discuss and act upon matters which require action prior to the next meeting of our Board. The Executive Committee exercises the authority and powers of the Board at intervals between meetings of the full Board as permitted by law. During 2006, the committee held eight meetings. The Bank’s Executive Committee also meets to ratify certain of the Bank’s loans to customers.

The Nominating Committee, currently comprised of B. Loyall Taylor, Jr. (Chair), Andrea F. Gilbert, Scott M. Jenkins and Francis J. Leto, has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations page under the heading BMBC Nominating Committee Charter. Each member of the committee is independent as defined by NasdaqGM. During 2006, the committee held six meetings.

The Risk Management Committee, currently comprised of Wendell F. Holland (Chair), Andrea F. Gilbert, Scott M. Jenkins, Britton H. Murdoch, Frederick C. Peters II and Thomas A. Williams, meets to review and manage the material business risks which confront us. The Risk Management Committee establishes and monitors policies and procedures designed to lead to an understanding of, and to identify, control, monitor and measure, our material business risks. Those risks include loan quality and concentration, interest rate and market risk, as well as liquidity risk. During 2006, the committee held seven meetings.

The Audit Committee currently comprised of Thomas A. Williams (Chair), Andrea F. Gilbert, Wendell F. Holland, Scott M. Jenkins, David E. Lees and Britton H. Murdoch, meets at least quarterly. It has general oversight responsibilities regarding our financial reporting process and internal controls. The committee selects and evaluates the qualifications and performance of the independent registered public accounting firm. The committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the committee meets with the independent registered public accountant to review the results of the annual audit and other related matters. Each member of the committee is independent and financially literate as defined by NasdaqGM. Our Board has determined that Scott M. Jenkins and Britton H. Murdoch are financial experts as defined by the regulations of the SEC. The committee held six meetings in 2006.

The Compensation Committee, currently comprised of Nancy J. Vickers (Chair), Andrea F. Gilbert, David E. Lees, Francis J. Leto and Thomas A. Williams, meets to discuss compensation matters. Each member of the committee is independent as defined by NasdaqGM. During 2006, the committee held four meetings. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations page under the heading “BMBC Compensation Committee Charter.”

Among other responsibilities discussed in the charter, the committee has the responsibility to:

•

annually review and approve corporate goals and objectives for the compensation of the chief executive officer and evaluate the chief executive officer’s performance and determine and approve the compensation and benefits to be paid to the chief executive officer;

•

annually review and discuss with the chief executive officer the performance of all other executive officers, evaluate their performance and determine and approve the compensation and benefits to be paid to those other executive officers;

•	review and recommend to the full Board the compensation and benefits for non-employee directors;

•	administer our equity incentive award programs and determine the awards to be distributed under those plans, and

•	review and provide, if appropriate, recommendations to the full Board regarding our compensation and benefit policies, plans and programs.

Decisions regarding non-equity compensation for non-executive officers are made by the chief executive officer.

The committee has the authority to hire third party consultants for compensation matters and the authority to review and approve any third party consultants recommended or hired by management. During 2006, it hired Robert B. Jones, CPA, CEBS of Innovative Compensation Benefit Concepts, LLC after determining that Mr. Jones was independent and had no prior relationship to management. Mr. Jones was retained to provide information about the long-term equity incentive plans of comparable financial companies. Mr. Jones was also requested to, and did provide, recommendations for the types of awards to be included in our long-term incentive plan.

The Bank’s Wealth Management Committee, currently comprised of David E. Lees (Chair), Francis J. Leto, Britton H. Murdoch, Frederick C. Peters II, B. Loyall Taylor, Jr. and Nancy J. Vickers, meets quarterly and has general supervision over the Bank’s Wealth Management Division and its investments. The committee held eight meetings during 2006.

All of our incumbent directors, who were directors during 2006, (i) attended at least seventy-five percent of the total number of meetings of the Board, and (ii) all directors attended at least seventy-five percent of the total number of meetings held by all committees of the Board on which the directors served.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrea F. Gilbert	$26,008	$12,492	$-0-	-0-	-0-	-0-	$38,500
William Harral, III(4)	5,000	-0-	1,272	-0-	-0-	-0-	6,272
Wendell F. Holland(5)	22,508	12,492	1,272	-0-	-0-	-0-	36,272
Scott M. Jenkins(6)(7)	13,005	9,370	2,617	-0-	-0-	-0-	24,992
David E. Lees(6)(7)	22,508	12,492	-0-	-0-	-0-	-0-	35,000
Francis J. Leto	37,508	12,492	1,272	-0-	-0-	-0-	51,272
Britton H. Murdoch	5,017	6,233	619	-0-	-0-	-0-	11,869
James J. Smart(8)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
B. Loyall Taylor, Jr.(6)(7)	26,508	12,492	1,272	-0-	-0-	-0-	40,272
Nancy J. Vickers(6)(7)	16,008	12,492	1,272	-0-	-0-	-0-	29,772
Thomas A. Williams	30,508	12,492	1,272	-0-	-0-	-0-	44,272

(1)	Frederick C. Peters II is the Corporation’s Chairman and Chief Executive Officer and is not included in this table as he is an employee of the Corporation and the Bank and thus receives no compensation for his service as a director.

(2)	The dollar amount represents 566 shares of common stock at the market price of $22.07 on April 27, 2006 for all of the directors for their annual retainer except Mr. Jenkins and Mr. Murdoch. For Mr. Jenkins, the amount represents 431 shares of our common stock at the market price of $21.74 on June 28, 2006. For Mr. Murdoch, the dollar amount represents 278 shares of our common stock at the market price of $22.42 on October 31, 2006. We do not issue fractional shares. We paid the difference between the directors’ $12,500 annual retainer and the value of the stock awarded in cash to the directors.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R. As of December 31, 2006, our directors had the following number of outstanding options: Ms. Gilbert, 9,250; Mr. Holland, 17,000; Mr. Jenkins, 2,625; Mr. Lees, 6,125; Mr. Leto, 15,000; Mr. Murdoch, 1,750; Mr. Taylor, 29,000; Ms. Vickers, 18,000, and Mr. Williams, 29,000.

(4)	Mr. Harral served as a director until our 2006 annual meeting on April 25, 2006 when he retired.

(5)	Mr. Holland donated his fees to various charitable organizations and donated his stock award to the Zion Baptist Church.

(6)	Each of these directors elected to defer their fees and stock awards and invested them in our Deferred Payment Plans for Directors.

(7)	Our directors may elect to defer their director’s fees under our Deferred Payment Plans for Directors. Among other options, a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the right to receive an actual share of stock or to vote the stock. The following directors have the following phantom stock in the Deferred Payment Plans for Directors: Scott M. Jenkins, 699; David E. Lees, 1,652; B. Loyall Taylor, Jr., 57,272; Nancy J. Vickers, 6,683.

(8)	Mr. Smart resigned from the Board on January 19, 2006.

Directors Fees

In January, 2006, the Compensation Committee recommended, and the full Board approved, effective as of April 25, 2006, the following changes in director compensation:

•	an increase in the annual retainer paid in common stock from $10,000 to $12,500;

•	an increase in the Lead Director’s fee from $5,000 to $10,000;

•	an increase in the Audit Committee Chair’s annual fee from $5,000 to $7,500;

•	an annual payment of $2,500 to each committee chair for their services, except for the Lead Director if he/she is the chair of the Nominating Committee or Executive Committee, and

•	an increase in the committee meeting fees for the Audit Committee, Compensation Committee, Nominating Committee and the Bank’s Wealth Management Committee from $500 to $1,000.

Each non-employee director, other than Scott Jenkins, who joined the Board on June 29, 2006 and Britton Murdoch, who joined the Board on November 1, 2006, was paid an annual retainer of $12,500 in our common stock, at the market value of the stock on April 27, 2006. Mr. Jenkins was paid a retainer of $9,375 in our common stock, at the market value of the stock on June 28, 2006. Mr. Murdoch was paid a retainer of $6,250 in our common stock, at the market value of the stock on October 31, 2006. Each non-employee director was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending our organization meeting and for attending each Executive Committee and Risk Management Committee meeting. In addition, each non-employee director was paid a fee of $500 for attending each committee meeting which was not held on a Board meeting day, prior to April 25, 2006 and a fee of $1,000 for each committee meeting which occurred after April 25, 2006. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day. From time to time, we may reimburse directors for travel expenses associated with attendance at Board or committee meetings. A $7,500 fee was paid to the Audit Committee Chair in 2006 and a $10,000 fee was paid to the Lead Director in 2006 and a $2,500 fee was paid to each committee chair.

The Corporation pays the directors the $1,000 fee for attending the annual meeting and pays the annual retainer in the form of common stock. All other director fees are paid by the Bank.

Stock Options

Each non-employee director during 2007 is eligible to be granted options to purchase 3,500 shares of our common stock. The purchase price of the stock is the fair market value on the day before the day the option is granted. Directors who are elected or appointed to the Board at or before our annual meeting may participate in our existing 2004 Stock Option Plan and, if approved by the shareholders, our 2007 Long-term Incentive Plan.

During 2006, the Compensation Committee granted options to Mr. Jenkins and to Mr. Murdoch. Mr. Jenkins was granted options to purchase 2,625 shares of our common stock at a price equal to the fair market value of the stock on June 28, 2006 which was $21.74. Mr. Murdoch was granted options to purchase 1,750 shares of our common stock at a price equal to the fair market value of the stock on October 31, 2006 which was $22.42.

Directors’ Deferred Payment Plans

Under our Deferred Payment Plan for Directors and an identical plan for the Bank (the “Plans”) a director may defer receipt of a portion or all of the fees paid for service as a director. The Plans are non-qualified plans and the Plans’ funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Plans, a participating director may elect to earn a yield on the deferred director’s fees based on the yield on one or more different investment funds. The investment funds are the same as those investment funds available to all of our employees in our 401-K Plan except for one mutual fund. The investment options include thirteen outside independent mutual funds and an investment based on the change in value of our common stock. A director may change his or her investment options on the last day of each calendar quarter. All distributions from the deferred account must be in cash. The director’s choice of distribution dates is limited to: (1) the date he or she ceases to serve as a director; (2) his or her sixty-fifth birthday, or (3) up to three years after the date the director ceases to serve as a member of the Board. Payments to the director may be made in annual installments payable for up to ten years or in a single lump sum payment. Upon a director’s death prior to the distribution date, his or her beneficiary will be paid the balance in the director’s account in a single lump sum payment. The Board may amend or terminate the Plans, in whole or in part, without the consent of any director who has deferred compensation into the Plans, but an amendment may not adversely affect the amounts credited to a director’s account before the amendment. The right to receive future payments under our Plans is an unsecured claim against our general assets.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee is responsible for recommending to the full Board our compensation policies and for administering those policies. They determine the salary and the incentive programs for our executive officers. Among other responsibilities, it is responsible for setting and administering the policies for our equity incentive programs.

The primary objectives of our compensation policy are:

•	To attract and retain highly qualified key executive officers essential to our long-term success;

•	To reward properly executive officers for consistent, successful management and for enhancement of shareholder value, and

•	To create a performance oriented environment that rewards executive officers on a short-term and long-term basis not only with respect to our goals, but also our performance relative to our peers.

Compensation Philosophy

Our compensation philosophy is to compensate our executive officers for performance. Consistent with that philosophy, we do not typically grant substantial salary increases, but rather use discretionary bonus awards and stock option awards to reward exceptional performance by our executive officers. We also believe that we should provide retirement security for our employees, including our executive officers. We do this by providing pension plans and a 401-K plan. These plans also assist us in recruiting and retaining qualified personnel.

The Committee’s Processes

In the annual review of each executive officer’s compensation package, the committee uses a tally sheet which lists for the preceding two years:

•	base salary;

•	bonus;

•	stock options;

•	the cost of our benefit package which is available to all employees;

•	the potential payout under change of control agreements;

•	the potential annual benefits payable under our pension plan and supplemental employee retirement plan at retirement;

•	matching contributions to our 401-K Plan;

•	total options held;

•	net value of options held;

•	gain on options exercised, and

•	earnings on non-qualified deferred compensation.

The committee considers all of this information in making its compensation decisions. However, in making determinations for salary, cash bonus and the grant of stock options, the committee focuses primarily on the executive officer’s performance and our financial performance. In assessing our financial performance, the committee considers various measures, including net income, earnings per share, return on assets, and return on equity. Annually, the committee assesses the individual performance of each executive officer. The committee meets with the chief executive officer each year at the beginning of the year to agree upon the chief executive officer’s performance goals and objectives for the year. At the end of the year, the committee meets in executive session and conducts a performance review of the chief executive officer based on the agreed upon objectives, his contribution to our performance and his leadership accomplishments. For the other executive officers, the committee receives annually, the chief executive officer’s recommendations for their performance goals and objectives. At year end, the committee receives a performance evaluation of the other executive officers and recommendations for their salary and bonus awards from the chief executive officer.

The committee also reviews information from a variety of sources, including proxy statements and published reports on the compensation of executive officers of similar sized banks in our geographical area. However, the committee does not benchmark executive compensation on a fixed schedule.

Components of Compensation for 2006

For the fiscal year ended December 31, 2006, the components of executive compensation were:

•	Salary;

•	Bonus awards;

•	Stock options;

•	Retirement and other benefits, and

•	Severance benefits.

Salary

Salary provides the compensation base rate and is intended to be internally fair among executive officers at the same level of responsibility. In January of each year, the committee reviews the salary of the executive officers.

In setting the salary for the chief executive officer, the committee considers financial results, organizational development, marketing initiatives, board relations, management development, work on representing us to our customers, clients and the public, and results in developing, expanding and integrating our products and services. The committee also takes into account the effects of inflation. The committee exercises discretion in setting the chief executive officer’s salary and may increase or decrease the chief executive officer’s salary based on our financial performance or on non-financial performance factors, if it so decides. However, the employment contract with Mr. Peters, our chief executive officer, sets a minimum salary of $225,000 per year.

The committee receives evaluations of the other executive officers performance from Mr. Peters and his recommendations for base salaries for those officers. The recommendations are based on the officer’s level of responsibility and performance of duties. The committee then reviews and modifies, where appropriate, the recommendations and sets the salaries for the other executive officers.

Discretionary Annual Bonus

The committee has the authority to award discretionary annual bonuses to our executive officers from a corporate-wide bonus pool under the corporate incentive program. Each year we establish an earnings per share goal in our annual profit plan. The profit plan budgets funds for a potential bonus pool at year end. Upon completion of our financial statements at year end, the committee, in its sole discretion, then determines the amount available for bonuses. We limit bonuses to the chief executive officer at fifty percent of base salary. We limit bonuses for the other executive officers at forty-five percent of base salary.

The committee reviews the annual performance of each executive officer, including whether they met or exceeded their goals. The committee uses the following process to award bonuses to an executive officer. At the beginning of each year, the committee meets with the chief executive officer and establishes goals for the coming year. At the same time, the committee receives the chief executive officer’s recommendations for goals and objectives for the other executive officers. The committee then reviews and modifies, if applicable, those goals and objectives. Goals may include financial objectives, such as goals for net income, earnings per share, wealth revenue, average deposits and average loans, and non-financial objectives. The goals and objectives are communicated to the chief executive officer and other executive officers.

Upon completion of our financial statements for the year, the committee reviews the performance of the chief executive officer. The chief executive officer also provides evaluations of the other executive officers and recommendations for bonus awards for them. When determining bonuses, the committee does not give any specific weight to the accomplishment of any individual goals or objectives. Rather, the committee bases each bonus award on its subjective determination of each executive officer’s overall performance and any other information that the committee deems relevant.

When its review is completed, the committee exercises discretion to determine whether any bonus should be granted and, if so, the amount of the bonus.

Long-term Equity Incentives

During 2006, stock options were our only long-term equity incentives. The committee bases its decisions to award stock options to executive officers on its assessment of their individual performance. During 2006, the committee did not grant any options to the executive officers. The committee granted stock options to the executive officers in December 2005 to save compensation expense in the future after the adoption of Statement of Financial Accounting Standards No. 123R “Share Based Payments” (“FAS 123R”) which became effective on January 1, 2006.

We have a policy which provides for the granting of equity plan awards after we have released information concerning the Corporation. In that regard, the committee will not grant any equity plan awards, except during the period when we permit trading in our common stock by our executive officers and directors under our Securities Trading Policy. That period begins on the third business day after we issue our quarterly earnings release and ends thirty calendar days later. Only the committee, not management, will decide the timing of any equity plan awards.

The exercise price of stock options awarded by the committee is the fair market value of a share of our stock. The fair market value is the last sale price as reported by NasdaqGM on the day preceding the day of the grant. The day preceding the date of the grant is used for determining the exercise price because the committee normally meets early in the morning before the stock market opens.

Retirement Plans

We have two pension plans, the Bryn Mawr Bank Corporation Pension Plan (“Pension Plan”) and a Supplemental Employee Retirement Plan (“Supplemental Plan”).

We also give all our employees the opportunity to participate in the Bryn Mawr Bank Corporation 401-K Plan. The 401-K Plan is a defined contribution plan which provides a vehicle for retirement benefits.

Severance Benefits/Severance Pay Policy

We provide severance benefits to our executive officers and other employees if their positions are eliminated or if they are terminated involuntarily without cause. Salary continuation benefits payable to the executive officers are based on a formula of two weeks severance pay for each year of employment, with a minimum of six months salary continuation and a maximum of one-year salary continuation. We also continue our medical benefits and life insurance benefits during the period when the salary continuation payments are made. The severance pay policy is not based on merit and does not apply if an executive is terminated for lack of performance.

Executive Change of Control Severance Agreements

We also have change of control agreements with each of our executive officers. These agreements are designed to retain our executive officers and provide continued management if there is an actual or threatened change of control. We believe that the agreements assure fair treatment of the executive officers and that the benefits provided are comparable to termination benefits afforded by other companies to secure and retain key officers. In addition, the agreements are intended to align executive officer and shareholder interests by enabling the executive officers to consider proposals to acquire us without undue concern over whether the transaction will jeopardize his or her employment. We believe that these advantages outweigh the disadvantage of the potential cost of the agreements.

Tax Implications

The committee recognizes the potential impact of Section 162(m) of the Internal Revenue Code which prohibits public companies from deducting certain executive renumeration in excess of $1,000,000. Generally, the committee intends to structure our compensation programs, where feasible, to minimize or eliminate the impact of the limitations of Section 162(m). The committee recognizes that Section 162(m) may affect us in connection with certain change of control agreements. However, the committee believes that the benefits to us of such agreements outweigh the potential adverse tax consequences under Section 162(m).

Executive Compensation Actions for 2006

2006 Salary Decisions. In January, 2006, the committee met to determine the salary for the chief executive officer for 2006. The committee reviewed our 2005 financial performance and non-financial factors, such as Mr. Peters’ leadership and organizational skills. The key financial results considered by the committee were: a 21.5% increase in net income; a 22.4% increase in diluted earnings per share; a 12% increase in Wealth Management Division revenue; a 5.8% increase in average deposits, and an 8.1% increase in average loans. Based on the foregoing financial results and Mr. Peters leadership and organizational skills, the committee granted Mr. Peters a salary increase of four percent from $320,282 to $333,093.

In January, 2006, Mr. Peters submitted his evaluation of the performance of the other executive officers and gave his salary recommendations. The committee, after review and discussion, approved those recommendations and granted the following salary increases in January, 2006:

•	J. Duncan Smith from $180,000 to $186,300;

•	Alison E. Gers from $172,505 to $180,267;

•	Joseph G. Keefer from $172,508 to $179,408, and

•	Robert J. Ricciardi from $170,470 to $176,436.

In September, 2006, the committee reviewed the performance of Alison E. Gers and Joseph G. Keefer. The committee considered the competitive salaries in the marketplace, the need for internal pay equity and the importance of acknowledging and rewarding high performance, which these two individuals had demonstrated. The committee approved a five percent salary increase for Ms. Gers raising her annual salary to $189,282 and a 5% salary increase for Mr. Keefer increasing his annual salary to $188,379. During the remainder of 2006, Ms. Gers and Mr. Keefer only received the prorated portion of the increase in their new annual salaries.

2006 Bonus Decisions. In January, 2006, the committee met with Mr. Peters and received his recommendations for his goals or objectives for 2006 and his recommendations for goals for each of the other executive officers. The committee discussed those goals with Mr. Peters. The committee established the following goals or objectives for 2006 for each of our executive officers:

•

Frederick C. Peters II: increase net income by 12%; increase earnings per share by 12%; increase wealth revenue by 10%; increase loans by 8%; increase deposits by 9% and improve the sales culture of the Bank, improve the performance of the Bank’s Wealth Management Division; review benefit programs and assist the committee in developing incentive pay for performance programs.

•

J. Duncan Smith: improve the asset liability committee processes through 2006; develop wholesale funding sources and reduce interest rate risk; improve financial reporting to reduce the time needed to produce monthly and quarterly financial statements; improve the skills of the accounting staff; develop opportunities to enhance or assist in generating additional revenue and/or expense reduction, and enhance the budget process.

•

Alison E. Gers: increase new accounts and keep the loss of accounts below budgeted percentages; increase small business deposit accounts; develop a staffing plan for the Community Banking Division of the Bank for a 6 day per week operating schedule; develop a client transition/retention plan for the transfer of the Bank’s Wynnewood branch to the new Ardmore location; improve the marketing staff; develop and effect a direct marketing program and product packages for small businesses and seniors; keep expenses for the information systems and operations departments within approved budgets.

•	Joseph G. Keefer: meet budgeted net income goals for the loan departments within the Bank’s lending division; meet budgeted net income goals for the Bank’s subsidiaries, BMTC Mortgage, LLC and BMT

Settlement Services; increase average loan assets by budgeted amounts; maintain the loan delinquency ratio and net loan charge offs at or below budgeted amounts; attract (as needed) and retain qualified professionals for the Bank’s lending division, improve the skills of the staff; obtain a high quality loan rating from the Bank’s independent loan review company.

•

Robert J. Ricciardi: oversee the completion of the Bank’s Ardmore branch by the end of 2006; begin the process of selling the Bank’s real estate located at 312 Lancaster Avenue, Wynnewood, PA; complete the lease negotiations for a branch in West Chester, PA; maintain salary expense in the Bank’s Risk Management Division and the Human Resources/Facilities Department comparable to the 2005 salary expense, except for annual merit increases and scheduled promotions.

In January, 2007, the committee met and reviewed the performance of Mr. Peters and the executive officers to determine bonuses for 2006. In evaluating the performance of the executive officers, other than Mr. Peters, the committee also received and considered evaluations and recommendations provided by Mr. Peters.

The committee reviewed our 2006 financial performance and the performance of Mr. Peters. Mr. Peters met or exceeded his goals for net income, wealth revenue, and loans and deposits. Mr. Peters also met his non-financial goals. Specifically, net income increased 12%, loans increased 14.5% and deposits increased 12.3%. The committee also considered that diluted earnings per share increased 11.5%, only 0.5% below his goal and wealth revenue increased 7.7%. Accordingly, the committee, exercising its discretion, awarded Mr. Peters a bonus of $141,564.

The committee reviewed the performance of Mr. Smith and determined that Mr. Smith met his goal of improving and refining the asset liability committee process, had made substantial progress in streamlining the financial reporting process and met his goal of developing the accounting staff. Exercising its discretion, the committee awarded Mr. Smith a bonus of $45,500.

The committee also reviewed the performance of Ms. Gers. Ms. Gers met or exceeded her goals for new accounts and reduced the loss rate of accounts. She also met her marketing goals. She successfully completed the branch staffing study and implemented the transition/retention plan for the transfer of the Bank’s Wynnewood branch to the new Ardmore location. She also met the budgets for the information systems and operations departments. The committee, exercising its discretion, awarded Ms. Gers a bonus of $48,675.

The committee also reviewed the performance of Mr. Keefer. Mr. Keefer met or exceeded his goals for: loan growth; maintaining the loan delinquency ratio and net loan charge offs below budgeted amounts, and he achieved a high quality loan rating from the Bank’s independent loan review company and the Bank’s regulators. He also met his non-financial goals of improving the skills of the staff and added three new senior lenders. Although he did not meet his budgeted goals for net income for certain of the Bank’s subsidiaries, the committee, in the exercise of its discretion, granted Mr. Keefer a bonus of $55,000.

The committee also reviewed the performance of Mr. Ricciardi. Mr. Ricciardi successfully accomplished the sale of the Bank’s Wynnewood office, finalized the lease for the Bank’s new West Chester site and successfully completed the opening of the Ardmore branch. Although the opening of the Ardmore branch was delayed beyond schedule, those delays were a result of the township and beyond the control of Mr. Ricciardi or the Bank. Therefore, the committee, in exercising its discretion, awarded Mr. Ricciardi a bonus of $45,500.

Executive Compensation Actions for 2007

Adoption of the 2007 Long-term Incentive Plan (“Long-term Incentive Plan”). In February, 2007, the committee recommended, and the Board adopted, subject to shareholder approval, the Long-term Incentive Plan which broadens the types of awards available from stock options only to stock options, stock appreciation rights, dividend equivalents, performance awards, restricted stock and restricted stock units. The committee adopted the plan because it gives the committee flexibility to establish performance criteria for awards. This flexibility enables the committee to link more closely the executive officers compensation to our financial performance and our shareholders’ interests.

COMPENSATION COMMITTEE REPORT

The committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted:

Nancy J. Vickers, Chair

Andrea F. Gilbert

David E. Lees

Francis J. Leto

Thomas A. Williams

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Frederick C. Peters II,	2006	$333,093	$141,564	$0	$9,781.77	$0	$46,957	$6,600	$537,995.77
Principal Executive Officer

J. Duncan Smith,	2006	186,300	45,500	0	0	0	6,381	5,037	$243,218.00
Principal Financial Officer

Alison E. Gers,	2006	182,696	48,675	0	4,404.16	0	22,662	5,067	$263,504.16
Executive Vice President of the Bank(5)

Joseph G. Keefer,	2006	181,824	55,000	0	4,404.16	0	30,672	7,114	$279,014.16
Executive Vice President of the Bank(5)

Robert J. Ricciardi,	2006	176,436	45,500	0	4,404.16	0	87,517	4,682	$318,539.16
Secretary and Executive Vice President of the Bank

(1)	Bonuses were awarded to the Named Executive Officers during the first quarter of 2007 based on our financial results and the performance of those individuals in 2006.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R.

(3)	The amounts shown in this column are the changes in the pension value for each of the Named Executive Officers.

(4)	The amount shown in this column for the Named Executive Officers other than Mr. Keefer consists of our matching contributions under our 401-K Plan. For Mr. Keefer, all other compensation includes $4,958 in 401-K Plan matching contributions and fees of $2,156 for referrals of customers to other departments of the Bank.

(5)	The amounts shown in the salary column for Ms. Gers and Mr. Keefer include only the prorated portion of their salary increases for the period from September through year end 2006.

Executive Employment Agreement

We entered into an employment agreement with Frederick C. Peters II dated January 11, 2001, (with employment commencing on January 22, 2001) to serve as our President and Chief Executive Officer. The initial term of the employment agreement was three years. If the agreement is not terminated, the employment agreement renews on a rolling two-year basis, so that at all times prior to Mr. Peters attaining age sixty-three, the term of the employment agreement will be two full years. The employment agreement provides for a minimum annual base salary of $225,000.

Under his employment agreement, Mr. Peters is also entitled to participate in all of our employee benefit plans and arrangements made generally available to our executives and key management employees.

The employment agreement may be terminated by us upon the disability of Mr. Peters or for cause as defined in the employment agreement. Mr. Peters may voluntarily terminate his employment at any time by giving not less than thirty days prior written notice to us. If we terminate Mr. Peters employment for reasons other than his disability or for cause, Mr. Peters is entitled to receive his full salary, including incentive compensation, through the date of termination and we must pay Mr. Peters an amount equal to his annual salary in effect on the date of the termination in bi-weekly installments for two years or until his sixty-fifth birthday, whichever occurs first.

The employment agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agrees not to disclose any confidential information, not to solicit our employees or our clients, and agrees not to compete with us, subject to certain conditions in the employment agreement, for a period of two years following his termination of employment within a 100 mile radius of Bryn Mawr, PA.

Executive Bonus Agreement

In February, 2007, the Bank hired Matthew G. Waschull to serve as the Bank’s Executive Vice President – Wealth Management Division. Mr. Waschull is an at will employee. However, the Bank agreed to award bonuses on a yearly basis to Mr. Waschull of up to $150,000 based on the performance of the Bank’s Wealth Management Division and the overall performance of the Bank. Mr. Waschull is entitled to a minimum bonus of $50,000 for years 2007 and 2008. He also received a change of control severance agreement on the same terms as our other executive officers.

Bryn Mawr Bank Corporation 401-K Plan

An employee becomes eligible to participate in the 401-K Plan on January 1 or July 1 following six months of service with at least 500 hours of service. A participant may elect to have his/her compensation reduced and contribute the amount of the reduction on his/her behalf to the 401-K Plan in an amount from 1% to 16% of his/her compensation subject to applicable yearly dollar limitations (catch up contributions are also permitted). Quarterly, we make a dollar-for-dollar matching contribution of up to 3% of each participant’s base compensation. In any 401-K Plan year we may make contributions to the participants’ discretionary accounts in the 401-K Plan from our net profits.

Under the 401-K Plan, a participant may invest his or her account balance in the same investment funds used for the Executive Deferred Bonus Plan, except for one mutual fund. As of December 31, 2006, the 401-K Plan’s related trust held 149,491 shares of our common stock for the benefit of 168 participants. Each participant may elect to receive payment in cash or our common stock. Under the terms of the 401-K Plan and its related trust agreement, the trustee possesses the power and authority to vote the common stock.

Our 2001 and 2004 Stock Option Plans

Our Board adopted and our shareholders approved the Bryn Mawr Bank Corporation 2001 and 2004 Stock Option Plans (the “Plans”). The Compensation Committee is authorized to grant stock options to our key employees, including our executive officers and our non-employee directors. The committee may grant either incentive stock options or non-qualified stock options. The options are granted in consideration for the services provided to us by the employees and directors. The committee determines when an option is exercisable in whole or in part. The maximum term of an option is ten years from the date the option is granted. The exercise price is the fair market value of a share of our stock. The fair market value is the last sales price as reported by NasdaqGM on the on the day preceding the day of the grant. Payment for an option may be made in cash or by the delivery of shares of our common stock with a fair market value as of the exercise date equal to the exercise price of the option being exercised. Under the Plans, on December 31, 2006, there was a maximum of 14,189 shares of common stock available for the grant of options.

GRANTS OF PLAN-BASED AWARDS

We did not make any grants of plan-based awards in the fiscal year ending December 31, 2006.

OUTSTANDING EQUITY AWARDS

The following table summarizes the outstanding equity awards of the Named Executive Officers at year end December 31, 2006. The stock awards columns of the table are not included here because we have not granted any stock awards.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name & Principal Position	Exercisable	Unexercisable
Frederick C. Peters II, Principal Executive Officer	30,000 20,000 20,000 4,000 24,000 30,000	0 0 0 0 0 0	0 0 0 0 0 0	$12.4500 16.2500 18.4600 17.8500 20.4700 18.9100	4/17/2011 4/16/2012 4/15/2013 5/16/2013 4/23/2014 5/12/2015
	24,000	0	0	21.2100	12/12/2015

	152,000

J. Duncan Smith,	15,000	0	0	18.9100	5/12/2015
Principal Financial Officer	12,000	0	0	21.2100	12/12/2015

	27,000

Alison E. Gers, Executive Vice President of the Bank	8,000 8,000 9,000 10,000 15,000	0 0 0 0 0	0 0 0 0 0	15.1500 18.3200 17.8500 20.4700 18.9100	6/21/2011 5/17/2012 5/16/2013 4/23/2014 5/12/2015
	12,000	0	0	21.2100	12/12/2015

	62,000

Joseph G. Keefer, Executive Vice President of the Bank	4,000 3,200 2,000 5,000 6,000 9,000 10,000 15,000	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0	12.2500 13.2188 10.5000 15.1500 18.3200 17.8500 20.4700 18.9100	4/24/2008 4/20/2009 5/19/2010 6/21/2011 5/17/2012 5/16/2013 4/23/2014 5/12/2015
	12,000	0	0	21.2100	12/12/2015

	66,200

Robert J. Ricciardi, Secretary and Executive Vice President of the Bank	8,000 8,000 9,000 10,000 15,000	0 0 0 0 0	0 0 0 0 0	15.1500 18.3200 17.8500 20.4700 18.9100	6/21/2011 5/17/2012 5/16/2013 4/23/2014 5/12/2015
	12,000	0	0	21.2100	12/12/2015

	62,000

On June 16, 2005, we accelerated the vesting of unvested and “out of the money” stock options with exercise prices equal to or greater than $20.45 per share previously awarded to our employees, including our Named Executive Officers and our directors. The acceleration of vesting was effective for stock options outstanding as of June 16, 2005. Options to purchase approximately 83,916 shares of common stock or 70% of our outstanding unvested options were subject to the acceleration. Options to purchase approximately 55,667 shares or 46% of our outstanding unvested options were held by our executive officers and directors. The weighted average exercise price of the options subject to acceleration was $20.52. We accelerated the vesting of the options to save compensation expense for these options in future periods upon adoption of FAS 123R effective January 1, 2006. For the same reasons, options granted in December, 2005 with an expiration date of December 12, 2015 were also fully exercisable.

OPTION EXERCISES AND STOCK VESTED

We have not issued any stock awards and, therefore, the stock awards columns are not included in the table. The following table summarizes the 2006 option exercises by the Named Executive Officers during the year ending December 31, 2006.

Name and Principal Position	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Frederick C. Peters II, Principal Executive Officer	—	$0

J. Duncan Smith, Principal Financial Officer	—	0

Alison E. Gers, Executive Vice President of the Bank	—	0

Joseph G. Keefer, Executive Vice President of the Bank	—	0

Robert J. Ricciardi, Secretary and Executive Vice President of the Bank	8,000	81,169

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

PENSION BENEFITS

The following table shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of credited service to each Named Executive Officer under our Pension Plan and Supplemental Plan determined using interest and mortality rate assumptions consistent with those used in our financial statements.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frederick C. Peters II, Principal Executive Officer	Pension Supplemental Plan	6 6	$132,845 94,526	0 0

J. Duncan Smith, Principal Financial Officer	Pension Supplemental Plan	2 2	12,159 0	0 0

Alison E. Gers, Executive Vice President of the Bank	Pension Supplemental Plan	9 9	121,442 4,713	0 0

Joseph G. Keefer, Executive Vice President of the Bank	Pension Supplemental Plan	16 16	211,904 389	0 0

Robert J. Ricciardi, Secretary and Executive Vice President of the Bank	Pension Supplemental Plan	36 36	889,937 27,214	0 0

Bryn Mawr Bank Corporation Pension Plan (the “Pension Plan”). Our Pension Plan is a defined benefit, qualified, non-contributory pension plan. Our employees, including employees of our subsidiaries become eligible to participate in the plan when they reach age 20 1/2 and complete six months of employment. Employees must work 1,000 hours or more in a calendar year to be eligible. After five years of service, a participant is fully vested under the Pension Plan. Benefits under the Pension Plan are paid from a trust and the Bank is the trustee. At retirement, benefits under the Pension Plan are paid monthly. The Pension Plan does not provide for any lump sum payment of benefits. For funding purposes, it is our policy to fund amounts necessary to maintain the actuarial soundness of the Pension Plan. The Pension Plan is well-funded and, based on ERISA funding requirements, no contribution was needed in 2006. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year service cost.

Benefits paid by the Pension Plan are based on the participants highest average consecutive five-year annual compensation, in the ten years prior to a participant’s retirement. Annual compensation is the basic rate of salary paid to a participant including bonus, overtime and commissions. The normal retirement age is 65. The participant may elect early retirement at age 55 with fifteen years of service. Under the Pension Plan, the normal retirement benefit at age 65 is equal to the sum of the participant’s past service benefit and future service benefit under the Pension Plan. The past service benefit, for service before 1989 is equal to the greater of a participant’s accrued benefit under the Pension Plan earned through December 31, 1988 or 1.3% of annual average compensation times the years of benefit service before 1989 (with no maximum number of years), plus 0.5% of average annual compensation in excess of covered compensation times the years of benefit service before 1989 (with a maximum of thirty-five years). The future service benefit is 1.3% of average annual compensation times years of benefit service, beginning with 1989 (with no maximum number of years), plus 0.5% of average annual compensation in excess of covered compensation times years of benefit service beginning with 1989 (with a maximum of thirty-five such years minus years of benefit service before 1989). Under the Pension Plan, covered compensation is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year in the thirty-five year period ending with the calendar year in which a participant reaches his social security retirement age.

If the participant retires between the ages of 55 and 62, the amount of the benefits is reduced on a sliding scale. For retirement at age 55, the participant is entitled to 62.3% of the accrued benefits. If a participant retires at age 62 the participant is entitled to 100% of the accrued benefit. Mr. Ricciardi is the only Named Executive Officer currently eligible for early retirement benefits under the Pension Plan. Except as provided in our change of control agreements, credited years of service under the Pension Plan cannot exceed the participant’s actual years of service.

Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan (“Supplemental Plan”). Currently federal law places certain limitations on the amount of retirement income that can be paid under a pension plan qualified under the Internal Revenue Code, such as our Pension Plan. We adopted the Supplemental Plan, which is a non-qualified plan, to provide those amounts which would be payable as pension benefits, except for the limitations imposed by the Internal Revenue Code. To qualify for a benefit under the Supplemental Plan, a participant must meet the requirements for benefits under the Pension Plan. If a participant’s employment terminates before his or her death, disability or retirement age under our Pension Plan, the participant is not entitled to any benefits under the Supplemental Plan.

Robert J. Ricciardi is the only Named Executive Officer currently eligible for early retirement under the Pension Plan and the Supplemental Plan. If Mr. Ricciardi were to retire at his current age of 58, his annual benefits under both plans would be reduced to 73.33% of the benefit he would have received at age 62.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows information regarding deferred compensation for the Named Executive Officers under our Executive Deferred Bonus Plan for the year ending December 31, 2006.

Name and Principal Position	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 2006 Year-End ($)
Frederick C. Peters II, Principal Executive Officer	$14,250	0	$11,326	0	$97,980	(1)

J. Duncan Smith, Principal Financial Officer	0	0	0	0	0

Alison E. Gers, Executive Vice President of the Bank	0	0	5,350	0	115,100

Joseph G. Keefer, Executive Vice President of the Bank	0	0	0	0	0

Robert J. Ricciardi, Secretary and Executive Vice President of the Bank	0	0	33,315	0	321,132

(1)	Includes the value of 178 phantom stock units held in the Deferred Bonus Plan.

Executive Deferred Bonus Plan

We provide the Executive Deferred Bonus Plan to our executive officers and other employees who earn in excess of $100,000 annually as an additional benefit to attract and retain qualified executive officers and employees. Under the Executive Deferred Bonus Plan, our executive officers and other employees who earn in excess of $100,000 annually can defer payment of any bonus which they receive. This plan is a non-qualified plan. The funds are held in a trust administered by the Bank’s Wealth Management Division. Under the plan, the participating executives may elect to earn yields on their deferred compensation based on the yields on one or more different investment funds. The investment funds are the same as those investments funds available to all of our employees in our 401-K Plan except for one mutual fund. The investment options include thirteen outside independent mutual funds and an investment based on the change in value of our common stock. Choosing the latter creates phantom stock. The rates of return provided by the mutual funds for the investment options for the year 2006 ranged from 3.54% for a government bond fund to 29.4% for a foreign equity fund. The rate of return on our stock was 11.45%. The rate of return, positive or negative, on the investment options is based on the actual performance of the mutual funds or our common stock. Each executive officer who participates in the plan may defer the receipt of his deferred compensation until (i) January of the following year or (ii) retirement or separation from employment. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, a participant may request withdrawal of his/her deferred compensation. The right to receive future payments under the plan is an unsecured claim against our general assets.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below summarizes the compensation and benefits for each of our Named Executive Officers in the event of a termination of the Named Executive Officer’s employment. Amounts shown are estimates and the actual amounts to be paid can only be determined at the time of the Named Executive Officer’s termination of employment.

Payments upon Termination for Cause

If we terminate a Named Executive Officer for cause as defined in our Stock Option Plans, then the Named Executive Officer forfeits all vested and unvested stock option awards. Cause means personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, the willful violation of any law, rule or regulation that results in a loss to us or violation of any judicial order or violation of any confidentiality, non-competition or non-solicitation provision in any agreement with us or any of our subsidiaries. Upon termination for cause, the Named Executive Officer is entitled to receive the following amounts:

•	Salary through the date of termination.

•	Salary in lieu of unused paid time off.

•	Amounts contributed and accrued under our Executive Deferred Bonus Plan.

Payment upon Termination other than for Cause

If we terminate a Named Executive Officer for reasons other than cause, or the Named Executive Officer voluntarily terminates employment, then in addition to the amounts identified above under Payments Upon Termination for Cause, the Named Executive Officer is entitled to:

•	Retain all vested stock options (but unvested options become null and void).

•	Severance benefits, if the executive’s position has been eliminated or the executive is terminated without cause.

If we terminate Mr. Peters employment for reasons other than cause, then he is entitled to receive an amount equal to his annual salary in effect on the date of termination in bi-weekly installments for two years or until his 65th birthday, whichever occurs first. If Mr. Peters employment were terminated by us for reasons other than cause on December 31, 2006, he would receive payments totaling $666,186 over the next two years.

Payments upon Retirement

When the Named Executive Officer retires, in addition to the items identified above, the Named Executive Officer is entitled to the following:

•

Vesting of all outstanding options to be exercisable within one year after retirement (or the expiration of the option period, if shorter). Currently, all outstanding options held by the Named Executive Officers are fully vested.

Payments upon Death

If a Named Executive Officer dies, then in addition to the benefits listed above under the headings “Payments upon Termination other than for Cause” and “Payments upon Retirement,” the Named Executive Officer’s beneficiary will receive a benefit payment under our life insurance plan available to all employees of up to $50,000.

Payments upon Disability

If a Named Executive Officer becomes disabled, then in addition to the benefits listed under the headings “Payments upon Termination other than for Cause” and “Payments upon Retirement,” above, the Named Executive Officer will be entitled to the long-term disability benefits available to all of our employees paying 60% of the Named Executive Officer’s base salary up to a maximum of $6,000 per month until age 65.

Pension Plan and Supplemental Plan

No lump sum payments are permitted under our Pension Plan or Supplemental Plan. If a Named Executive Officer’s employment is terminated, the Named Executive Officer retains the amounts accrued and vested under our Pension Plan and would receive the same pension benefits as would any other employee. The present value of the accumulated benefit for each Named Executive Officer is set forth in the 2006 Pension Benefits table on page 22. If a Named Executive Officer’s employment is terminated before the earliest of his or her normal retirement date under the Pension Plan (age 65), early retirement date (age 55 with fifteen years of credited service), or before his or her total and permanent disability or death, the Named Executive Officer is not eligible for any payments under the Supplemental Plan. Mr. Ricciardi is the only Named Executive Officer currently eligible for payments under the Supplemental Plan if there is no change of control. The present value of the accumulated benefits under our Supplemental Plan for each Named Executive Officer is set forth in the 2006 Pension Benefits table at page 22.

PAYMENTS UPON CHANGE OF CONTROL

We have entered into change of control agreements with each Named Executive Officer. The agreements contain a double trigger for payments. A change of control must occur and the executive officer must be terminated either (1) without cause by us or (2) by the executive officer for good reason at any time during the two years following the change of control. Change of control is defined under the agreements as (1) the acquisition by any person or group of twenty-five percent or more of our outstanding common stock, or (2) incumbent members of our Board cease to be at least a majority of the Board. Benefits under the change of control agreements are listed in the following table.

Benefits(1)

Name	3x’s salary	Cash payment for options(2)	Discretionary bonus	Present Value of Increased Pension Benefit(3)	Welfare benefits for three years	Unused paid time off	Career counseling services
Frederick C. Peters II, Principal Executive Officer	$999,279	$886,560	$141,564	$111,586	$17,325	$16,653	$15,000
J. Duncan Smith, Principal Financial Officer	558,900	100,110	45,500	21,442	17,325	14,340	15,000
Alison E. Gers, Executive Vice President of the Bank	567,846	294,400	48,675	31,542	17,325	4,869	15,000
Joseph G. Keefer, Executive Vice President of the Bank	565,137	363,478	55,000	33,095	17,325	9,750	15,000
Robert J. Ricciardi, Secretary and Executive Vice President of the Bank	529,308	294,400	45,500	61,518	17,325	11,434	15,000

(1)	The table assumes that a change of control occurred and the Named Executive Officer’s employment with the Corporation terminated as of December 31, 2006. The table further assumes that the Compensation Committee awarded the Named Executive Officer the bonus for the Named Executive Officer’s performance in 2006 listed in the Summary Compensation Table. The table further assumes that the Named Executive Officer does not obtain employment within three years after his or her termination of employment and welfare benefits and outplacement services are not reduced. Because the assumed termination date is December 31, 2006, the Named Executive Officer will have received all salary through the date of termination and any 401-K contribution.

(2)	Based on the difference between the price of our common stock on December 29, 2006 of $23.64, the last business day prior to the assumed termination of employment, and the exercise price of the options listed in the Outstanding Equity Awards Table.

(3)

Represents the present value of a non-qualified pension benefit under our Supplemental Plan for three years of credited service. Standard actuarial assumptions were used to calculate the present value of each individual’s increased pension benefit, including a discount rate of 5.75%, assumed retirement age of 65 and RP 2000 mortality tables.

TRANSACTIONS WITH RELATED PARTIES

Some of our directors and executive officers, members of their immediate families and the companies with which they are associated were our customers and had banking transactions with us in the ordinary course of our business during 2006. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In our opinion, the loans and commitments did not involve more than a normal risk of collectibility or present other unfavorable features.

The Audit Committee Charter and our policy on related party transactions require the Audit Committee to approve all related party transactions other than routine banking relationships and loans that otherwise comply with federal regulations. Our Executive Committee reviews and approves loans to the executive officers and directors and their related interests pursuant to Regulation O of the Federal Reserve Board.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2006, the Audit Committee (i) reviewed and discussed the audited financial statements with our management, (ii) discussed with KPMG LLP (“KPMG”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (iii) discussed the independence of KPMG with KPMG, and (iv) has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (as modified or supplemented). Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2006.

Respectfully submitted:

Thomas A. Williams, Chair

Andrea F. Gilbert

Wendell F. Holland

Scott M. Jenkins

David E. Lees

Britton H. Murdoch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as the independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2007. A partner in KPMG will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement, if he or she so desires.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed for professional services by KPMG in 2005 and 2006 for these various services were:

	2005	2006
Audit Fees	$313,791	$292,881
Audit Related Fees	$79,756	$82,755
Tax Fees	$35,725	$50,700

Total Fees	$429,272	$426,336

Services Provided by KPMG

1)	Audit Fees—These are fees for professional services performed by KPMG in 2005 and 2006 for the integrated audit, including an audit of our financial statements and internal controls over financial reporting, and review of financial statements included in our Form 10-Q and Form 10-K filings. We are presently in discussion with KPMG about an additional billing related to the 2006 audit fees.

2)	Audit Related Fees—These are fees for services performed by KPMG in 2005 and 2006 that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit and compensation plan audits; attestations by the independent registered public accounting firm, and consulting on financial accounting/reporting standards. In addition, for 2005 and 2006, KPMG’s services included the audit of the common trust funds managed by the Wealth Management Division.

3)	Tax Fees—These are fees for professional services performed by the independent registered public accounting firm with respect to tax compliance, tax advice and tax planning. This includes preparation of our tax returns and our consolidated subsidiaries; reviews of quarterly tax accruals, tax research and tax advice.

Our Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independence of KPMG and determined that to be the case.

Preapproval of Audit and Non-Audit Services

Under our Audit Committee charter, the Audit Committee is required to preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by the independent registered public accounting firm, subject to the de minimus exception for non-audit services under SEC regulations which are approved by the Audit Committee prior to completion. The Audit Committee may also delegate the ability to preapprove audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting. All services performed by KPMG for us during 2006 were preapproved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of their holdings of our common stock with the SEC and with NasdaqGM on which our common stock is traded. Based on our records and other information available to us, we believe that all the SEC’s Section 16(a) reporting requirements applicable to our directors and executive officers were complied with for our fiscal year ended December 31, 2006.

PROPOSAL II

TO APPROVE THE ADOPTION OF THE

BRYN MAWR BANK CORPORATION

2007 LONG-TERM INCENTIVE PLAN

(Item 2 on the Proxy Card)

Background

Our Board is recommending for shareholder approval the adoption of our 2007 Long-term Incentive Plan (the “Plan”) which provides for the grant of certain awards to key employees, including our officers, officers of our subsidiaries, and our directors. Under the Plan, an amount equal to five percent of the outstanding shares of our common stock as of March 8, 2007, the Record Date, that is a maximum of 428,996 shares of our common stock, will be available for the grant of awards to the participants.

Acting on the recommendation of our Compensation Committee, our Board on February 23, 2007, adopted the Plan subject to approval by our shareholders. The Board directed that the Plan be submitted to the shareholders for their approval at the Annual Meeting.

Eligible Directors Interest

Because the directors are eligible to receive awards under the Plan, each of them has a personal interest in approval of this proposal. As of March 8, 2007, there were eight directors on the Board who will be eligible to participate in the Plan. The two current directors who are not standing for re-election will not be eligible to participate in the Plan.

Summary of the Plan

The following is a summary of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to this proxy statement as Appendix B.

Administration of the Plan

The Plan is administered by our Compensation Committee, which is composed of four or more independent directors who are eligible to receive awards under the Plan. Subject to the terms of the Plan, and to such approvals and other authority as the Board may reserve to itself from time to time, the committee may adopt, amend, or rescind rules and regulations, and make other determinations for carrying out the Plan that the committee deems necessary or appropriate.

Purpose

The purpose of the Plan is to promote our success and enhance our value by providing long-term incentives to our directors and employees linking their personal interest to that of our shareholders. Through awards using performance-based metrics, the Plan will further align the interest of our directors and employees to the interest of our shareholders. The committee will have a variety of choices of awards to accomplish this alignment. The Plan also increases our ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of our operations are largely dependent.

Eligibility

The employees and directors at the time of the grant of an award are the persons eligible to receive awards under the Plan.

Awards

Awards under the Plan may be in any of the following forms: (1) incentive stock options; (2) non-qualified stock options (incentive stock options and non-qualified stock options are collectively called “options”); (3) stock appreciation rights; (4) dividend equivalents; (5) performance awards which may be either a number of shares of common stock (performance shares) or a cash amount (performance units); (6) restricted stock, or (7) restricted stock units.

Performance Awards

The committee may grant performance awards to anyone eligible to participate in the Plan. Performance awards may be a right to receive a number of shares of common stock (performance shares) or a cash amount (performance units). The performance shares are of no value to a participant unless and until earned in accordance with the Plan. The committee determines the objective performance goals that must be met for performance awards. Performance goals may include or be based upon any of the following criteria: pretax operating profit; economic value added; consolidated profits expressed as a percentage; earnings per share; return on capital; return on investment; return on shareholders’ equity; internal rate of return; efficiency ratio; revenue; working capital; pre-tax segment profit; net profit; net interest margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; growth of loans and/or deposits; market share; business expansions; cash flow; stock price or performance; and total shareholder return. Performance goals may be absolute in their terms or be measured against other comparable or similar companies. The committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals. However, no change or modification may be made if it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Internal Revenue Code Section 162(m) (the “Code”). The committee also determines the terms and conditions for any performance award which may include restrictions on the delivery of common stock payable in connection with the performance award and restrictions that could result in the future forfeiture of all or any part of common stock earned. The committee’s determination of the achievement of performance goals and the percentage of the performance awards earned is absolute and final. Participants may not sell, transfer, pledge or otherwise dispose of all or any portion of their performance awards during the performance period.

Stock Options and Stock Appreciation Rights

The committee may grant non-qualified options. These options are not intended to be incentive stock options under the provisions of Section 422 of the Code. The committee may grant incentive stock options which are intended to be incentive stock options under Section 422 of the Code. Incentive stock options will not be granted to any employee who owns, or is deemed under Section 422(d) of the Code to own, stock giving the employee more than ten percent of the total combined voting power of our stock.

The fair market value of the shares for incentive stock options which become exercisable for the first time by any participant during any calendar year will not exceed $100,000.

The option period will not exceed ten years after the date of grant unless the committee sets an earlier date. A participant cannot exercise an option during the first year after its date of grant, except in the event of a change of control. The exercise price of the stock option will not be less than the fair market value of a share of common stock on the day preceding the date of the grant of the stock option. The committee will determine the conditions of exercise and the vesting period.

A participant cannot transfer an option. Options can be transferred by will or the law of descent and distribution. During the participant’s lifetime, the participant or his/her legal representative can exercise an option. When a participant retires or suffers a permanent disability, a participant’s stock options are exercisable for a period of up to five years after the date of termination of employment, but not later than ten years after the grant of the stock option. If the stock options are incentive stock options, all installments will be immediately exercisable. When a participant dies, the participant’s outstanding stock options will become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less. If the options are non-qualified options, they must be exercised within one year after the date of death, unless the committee provides otherwise.

If a participant’s employment terminates for any reason other than death, disability, retirement or cause, then, for options that are vested at the date of termination, the participant’s stock options may be exercised within ninety days after the date of the termination of employment. If a participant’s employment is terminated for cause, the participant’s unexercised vested and unvested stock options become null and void immediately upon termination and may not be exercised.

The Plan prohibits the re-pricing of stock options or stock appreciation rights.

The committee may grant stock appreciation rights to anyone eligible to participate in the Plan. A stock appreciation right is the right to receive, upon exercise of that right, an amount equal to the difference between the fair market value of one share of common stock on the date of exercise and the exercise price for that right set by the committee on the date of grant. The committee establishes the terms and conditions of any stock appreciation rights. Stock appreciation rights may be paid for in cash, shares of common stock or a combination of the two in the discretion of the committee. Stock appreciation rights may be granted to participants either alone or in tandem with other awards, including performance awards, stock options and restricted stock. Stock appreciation rights granted in tandem with incentive stock options must be granted at the same time as the incentive stock options are granted. Stock appreciation rights granted in tandem with stock options will terminate when the related stock option terminates or is exercised. Freestanding stock appreciation rights generally are subject to terms and conditions similar to those for stock options, including the requirements of the maximum period, minimum price and prohibition on re-pricing.

Restricted Stock and Restricted Stock Units

Restricted stock is common stock granted to a participant subject to terms and conditions, including a risk of forfeiture, established by the committee. A restricted stock unit is the right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the committee. The committee may grant restricted stock or restricted stock units to anyone eligible to participate in the Plan. The committee establishes the terms and conditions applicable to the award, including the period of time the restrictions will apply to the award. Restricted stock will be represented by a stock certificate registered in the name of the participant. The participant will have the right to enjoy all shareholder rights during the restriction period, except that the participant will not be entitled to receive the stock certificate until the restriction period ends. A participant may not sell, transfer or pledge the common stock during the restriction period unless a transfer by assignment is permitted by the restricted stock award agreement with the participant. A breach of any of the terms and conditions established by the committee for restricted stock will cause a forfeiture of the restricted stock and any dividends withheld. Any dividends payable in cash or in shares of stock may be either currently paid or withheld by us for the participant’s account. Alternatively, the committee may provide that no shares of common stock be issued until the restriction period is over and provide that shares of common stock issued after the restriction period has been completed be issued in escrow and/or legended that the common stock was subject to restriction, including the forfeiture of all or part of the shares.

If a participant terminates employment during the restriction period for the participant’s restricted stock or restricted stock units, the awards are forfeited. The committee may provide for proration or full payout in the event of a termination of employment because of normal or late retirement, early retirement with the consent of the committee, death, or total and permanent disability.

Dividend Equivalents

The committee may grant dividend equivalent rights. They are rights to receive an amount equal to the regular cash dividend paid on one share of common stock. Dividend equivalent rights may only be granted in connection with the grant of an award that is based on, but does not consist of, shares of common stock. The number of dividend equivalent rights cannot exceed the number of related stock based units. Dividend equivalents are subject to terms and conditions established by the committee. Dividend equivalents are payable in cash or shares of common stock, as determined by the committee, and may be paid currently or deferred.

Change of Control

The Plan defines change of control, generally, as (1) the acquisition by any person of direct or indirect beneficial ownership of fifty percent of the outstanding common stock of the Corporation or (2) incumbent members of the Board (or any new director whose election by the Board is approved by a vote of at least two-thirds of the directors then in office), cease for any reason to constitute a majority of the Board during any two consecutive years, or (3) the sale or disposition of all or substantially all of our assets, or (4) a merger or consolidation which does not result in our securities outstanding immediately prior to the merger, continuing to represent at least fifty percent of the combined voting power of the surviving entity. However, no change of control will occur for a participant, if the participant is part of a purchasing group which consummates the change of control transaction.

Upon a change of control, a pro rata portion of all outstanding performance awards under the Plan are payable ten days after the change of control. The amount payable is determined by assuming that one hundred percent of each performance award was earned at target levels and then multiplying the earned amount by a fraction, the numerator of which is the number of months that have elapsed in the applicable performance period prior to the change of control and the denominator of which is the total number of months in the performance period.

Upon a change of control, restrictions on a pro rata portion of each participant’s outstanding restricted stock and restricted stock units lapse and shares not previously distributed are distributed within ten days after the change of control. The pro rata portion of the shares to be distributed is calculated in the same manner as the pro rata portion of performance awards is calculated.

After a change of control, if we terminate the employment of a participant without cause or the participant terminates employment for good reason, then outstanding stock options and stock appreciation rights that have not been exercised or not otherwise lapsed and terminated become immediately exercisable in full. The committee may determine that a cash payment be made promptly following the change of control for all or any portion of the outstanding stock options and stock appreciation rights. The payment is equal to the excess of the fair market value of a share of common stock immediately prior to the change of control over the exercise price of the stock option or stock appreciation rights.

Adjustment Provisions

The committee will make appropriate adjustments in the number of shares available for grant and in any outstanding awards, including the size of the award and the exercise price per share of stock options and stock appreciation rights, to give effect to adjustments made in the number of shares of common stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, common stock split or other relevant change.

If any award is forfeited or canceled or settled for cash, the number of shares not issued under that award that were deducted from the common stock available under the Plan will be restored and may be again used for awards under the Plan.

Maximum Participant Award

During any consecutive thirty-six month period, a participant may not receive awards that would result in the participant receiving, earning or acquiring: (1) stock options and stock appreciation rights for more than 100,000 shares of common stock; (2) performance shares, restricted stock and restricted stock units of more than 100,000 shares of common stock; (3) dividend equivalents greater than the number of shares of common stock the participant could receive in connection with the related stock based awards, and (4) performance units with a value exceeding $500,000.

In addition, during any consecutive thirty-six month period, a participant who is a non-employee director may not receive awards that, in total, could result in the participant receiving, earning or acquiring more than 50,000 shares of common stock.

Reduction of Awards

The Plan provides for a reduction in awards if the excise tax imposed under Section 4999 of the Code on excess parachute payments results in the participant receiving less than the participant would receive if the distributions to the participant were reduced to the maximum amount that could be made without incurring the excise tax. The reduction is to the amount which maximizes the present value of payments and distributions under the Plan which can be made without causing the payments to be subject to the excise tax.

Amendment and Termination

Our Board may amend or terminate the Plan at any time provided that no amendment will, without further approval of our shareholders, increase the total number of shares of common stock subject to the Plan or make any other change for which shareholder approval is required by law or under NasdaqGM rules.

Federal Income Tax Consequences

The federal income tax consequences for awards granted under the Plan will depend on the type of award. The following discussion provides only a general description of the application of federal income tax laws to certain awards under the Plan. The discussion is not intended as tax guidance to participants in the Plan. The summary does not address the effects of other federal taxes (including possible golden parachute, excise taxes or taxes imposed under state, local or foreign tax laws).

Tax Implications

As a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock to the recipient. As a general rule, we are entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant.

However, if shares of common stock, when delivered, are subject to a substantial risk of forfeiture, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the participant makes a special election to ignore the risk of forfeiture). A substantial risk of forfeiture exists when a participant must satisfy continued employment conditions or performance conditions. Also, if an employee is granted an option that qualifies as an incentive stock option, no ordinary income will be recognized and we will not be entitled to any tax deduction if the employee holds the shares acquired under the option for at least two years from the date the option is granted and for at least one year from the date the option is exercised.

We will not be entitled to a tax deduction for compensation attributable to awards granted to one of our named executive officers if that compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code and that compensation, along with any other non-performance-based compensation paid in the same calendar year exceeds $1,000,000. If the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied, an award may be taxable to the participant at twenty percent above ordinary income tax rates at the time it becomes vested.

Payment of Withholding

The Plan provides that we have the right to require a participant of any award under the Plan to pay us the amount necessary to satisfy our federal, state or local tax withholding obligations for the awards. In the discretion of the committee, we may withhold the number of shares necessary to satisfy our tax withholding obligation or the participant may deliver to us, owned and unencumbered shares of our common stock having a fair market value equal to or less than the required tax withholding.

Term of the Plan

The Plan will remain in effect for ten years or until all of the shares of common stock subject to the Plan are distributed or the Plan is terminated by the Board as provided above.

The closing market price of our common stock on March 8, 2007 was $23.15 per share.

It is not possible at this time to determine the amounts of the awards that may be granted under the Plan in the future, assuming shareholder approval is obtained.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options under the Corporation’s Stock Option Plans as of December 31, 2006. The table does not include the 2007 Long-term Incentive Plan which is being submitted to the shareholders for approval. Information about the payment of the independent directors’ retainer compensation in our common stock is set forth in the paragraph following the table.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options	B. Weighted- average exercise price of outstanding options	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	789,900	$17.66	14,l89
Equity compensation plans not approved by shareholders	—	—	—

Total	789,900	$17.66	14,189

We have agreed to pay, and our non-employee independent directors have agreed to accept payment of their annual $12,500 retainer compensation in the form of our common stock, payable in April of each year at the market value of the stock on the day prior to the day of payment. If all of the Corporation’s non-employee independent directors, including the directors elected at the Annual Meeting, continue this compensation arrangement for their 2007-2008 terms as directors, it is estimated, based on the $23.64 per share market price of the stock on December 31, 2006, that such directors, as a group, will receive a total of 4,230 shares of our common stock as retainer compensation.

The affirmative vote of the holders of at least a majority of our shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, is required for the approval of the Plan. Proxies solicited by the Board will be voted for the Plan, unless the shareholders specify a contrary choice in their proxies.

The Board recommends a vote FOR approval of the Plan.

OTHER BUSINESS

Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxies will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2008

Our next annual meeting will be held on or about April 23, 2008. Any shareholder desiring to submit a proposal to us for inclusion in the proxy and proxy statement for that meeting must submit the proposal or proposals in writing to us before November 20, 2007. Shareholder proposals for nominees for directors must be submitted to the Chair, Nominating Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010-3396. Any other proposal or proposals should be submitted by certified mail-return receipt requested to the attention of Robert J. Ricciardi, our Secretary, at our executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. If a shareholder notifies us after November 20, 2007, of an intent to present a proposal at the 2008 annual meeting, we will have the right to exercise our discretionary voting authority on that proposal without including information about the proposal in our proxy materials.

ADDITIONAL INFORMATION

A copy of our Annual Report for the fiscal year ended December 31, 2006, containing, among other things, financial statements examined by our independent registered public accounting firm, was mailed with this proxy statement on or about March 20, 2007, to the shareholders of record as of the close of business on March 8, 2007.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from our Secretary, Robert J. Ricciardi, 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.bmtc.com and clicking on Bryn Mawr Bank Corporation’s SEC Filings.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI

                Secretary

APPENDIX A

BRYN MAWR BANK CORPORATION AND THE BRYN MAWR TRUST COMPANY

INDEPENDENCE STANDARDS FOR DIRECTORS

The Boards of Directors of the Corporation and the Bank determine director independence in accordance with the provisions of Rule 4200(A)(15) of Nasdaq Global Market (“NasdaqGM”). Under that Rule, the following persons are not considered independent:

•	A director who is, or at any time during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation;

•

A director who accepted or who has a family member who accepted, any compensation from the Corporation in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence other than: (i) compensation for Board or Board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer of the Corporation), or (iii) benefits under a tax qualified retirement plan or non-discretionary compensation.

•	A director who is a family member of an individual who is, or at any time during the past three years was, employed by the Corporation as an executive officer.

•

A director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current or any of the past three fiscal years that exceeded five percent of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, except for payments arising solely from investments in the Corporation’s securities or payments under non-discretionary charitable contribution matching programs.

•

A director of the Corporation who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Corporation served on a compensation committee of such other entity.

•

A director who is, or has a family member who is, a current partner of the Corporation’s outside auditor, or was a partner or employee of the Corporation’s outside auditor, who worked on the Corporation’s audit at any time during any of the past three years.

NasdaqGM Rule 4350 also provides additional independence standards for members of the Audit Committee. Specifically, a person cannot be deemed to be independent and eligible to serve on the Audit Committee if:

•	The person fails to meet the independence requirements set forth above under NasdaqGM Rule 4200.

•

The person is an affiliate of the Corporation or any subsidiary apart from in his or her capacity as a member of the Board and a Board committee. Affiliate means a person that directly or indirectly, through one or more intermediaries controls or is controlled by or is under common control with the Corporation. Control means the possession, direct or indirect, of the power to direct or cause a direction of the management and policies of the Corporation, whether through the ownership of voting securities, by contract or otherwise.

•	The person participated in the preparation of the financial statements of the Corporation or any subsidiary at any time during the past three years.

A-1

APPENDIX B

BRYN MAWR BANK CORPORATION 2007 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

1.1 PLAN NAME. As of the Effective Date, the name of this plan shall be the Bryn Mawr Bank Corporation (“Corporation”) “2007 Long-Term Incentive Plan” (hereinafter called the “Plan”).

1.2 EFFECTIVE DATE. This Plan shall become effective on April 25, 2007 (the “Effective Date”), subject to its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Corporation’s Annual Meeting of Shareholders to be held on that date.

1.3 PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Corporation by providing long term incentives to directors and employees of the Corporation and its subsidiaries linking their personal interest to that of the Corporation’s shareholders. The Plan is further intended to provide flexibility to the Corporation by increasing its ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of the Corporation’s operations are largely dependent.

ARTICLE II

DEFINITIONS

2.1 AWARD. An “Award” is a grant of Stock Options, Stock Appreciation Rights, Dividend Equivalents, Performance Awards, Restricted Stock or Restricted Stock Units under the Plan.

2.2 BOARD. The “Board” is the Board of Directors of the Corporation.

2.3 CAUSE. “Cause” means, (i) the willful and continued failure to substantially perform the Participant’s duties (other than failure resulting from incapacity due to physical or mental illness) after receipt of a written demand for such performance specifically identifying such failure; (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation or its successor; (iii) breach of fiduciary duty, or (iv) breach of any confidentiality, non-compete, non-solicitation agreement, non-disparagement or any other stipulated agreement.

2.4 CHANGE IN CONTROL. A “Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Participant and the Corporation, provided, however, that if there is no such change in control agreement, it shall mean: (a) the acquisition by any Person (as the term “Person” is used for the purposes of Section 13 (d) or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13D promulgated under the Exchange Act) of fifty percent (50%) of the combined voting power of the then outstanding securities of the Corporation entitled to vote in the election of directors (the “Voting Securities”); or (b) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the consummation of (i) the sale or disposition of all or substantially all of the Corporations’ assets, or (ii) a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)

at least fifty percent (50%) of the combined voting power of the Voting Securities of the Corporation (or such surviving entity) outstanding immediately after such merger or consolidation or (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation.

However, in no event shall a Change in Control be deemed to have occurred with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction.

2.5 CODE. The “Code” is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.6 COMMITTEE. The “Committee” is the committee described in Section 8.1 hereof.

2.7 COMMON STOCK. “Common Stock” is the common stock, $1.00 par value per share (as such par value may be adjusted from time to time) of the Corporation.

2.8 CORPORATION. The “Corporation” is Bryn Mawr Bank Corporation, a Pennsylvania corporation, and any successor thereof.

2.9 DATE OF GRANT. The “Date of Grant” of an Award is the date designated in the resolution by the Committee as the date of an Award, which shall not be earlier than the date of the resolution and action thereon by the Committee. In the absence of a designated date or a fixed method of computing such date being specifically set forth in the Committee’s resolution, then the Date of Grant shall be the date of the Committee’s resolution or action. In no event shall the Date of Grant of any Award that is authorized by the Committee on or after the Effective Date be earlier than the Effective Date.

2.10 DIRECTOR. A “Director” of the Corporation or its Subsidiary.

2.11 DIVIDEND EQUIVALENT. A “Dividend Equivalent” is a right to receive an amount equal to the regular cash dividend paid on one share of Common Stock. Dividend Equivalents may only be granted in connection with the grant of an Award that is based on but does not consist of shares of Common Stock (whether or not restricted). The number of Dividend Equivalents so granted shall not exceed the number of related stock-based rights. (For example, the number of Dividend Equivalents granted in connection with a grant of Stock Appreciation Rights may equal the number of such Stock Appreciation Rights, even though the number of shares actually paid upon exercise of those Stock Appreciation Rights necessarily will be less than the number of Stock Appreciation Rights and Dividend Equivalents granted.) Dividend Equivalents shall be subject to such terms and conditions as may be established by the Committee, but they shall expire no later than the date on which their related stock-based rights are either exercised, expire or are forfeited (whichever occurs first). The amounts payable due to a grant of Dividend Equivalents may be paid in cash, either currently or deferred, or converted into shares of Common Stock, as determined by the Committee.

2.12 EXCHANGE ACT. The “Exchange Act” is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.13 FAIR MARKET VALUE. “Fair Market Value” of a share of Common Stock on any date is the last sale price as reported by the NASDAQ Global Market on the preceding day, but if no sales are reported on that day, for the last preceding day on which a sale was reported.

2.14 GOOD REASON. “Good Reason” means any material diminution of the Participant’s position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Corporation or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant’s principal work site immediately prior to the Change in Control;

2.15 INCENTIVE STOCK OPTIONS. An “Incentive Stock Option” means a Stock Option granted under the Plan which satisfies the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.16 NON-QUALIFIED OPTIONS. A “Non-Qualified Option” is a Stock Option under the Plan which is not an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or such successor provision as may be in effect from time to time.

2.17 PARTICIPANT. A “Participant” is a person who has been designated as such by the Committee and granted an Award under this Plan pursuant to Article III hereof.

2.18 PERFORMANCE AWARD. A “Performance Award” is a right to either a number of shares of Common Stock (“Performance Shares”) or a cash amount (“Performance Units”) determined (in either case) in accordance with Article IV of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Article IV hereof.

2.19 PERFORMANCE GOALS. “Performance Goals” are the performance conditions, if any, established pursuant to Section 4.1 hereof by the Committee in connection with an Award.

2.20 PERFORMANCE PERIOD. The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Corporation, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

2.21 PLAN YEAR. The “Plan Year” shall be a fiscal year of the Corporation falling within the term of this Plan.

2.22 RESTRICTED STOCK. “Restricted Stock” is Common Stock granted subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VI of this Plan.

2.23 RESTRICTED STOCK UNIT. A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VI of this Plan.

2.24 STOCK APPRECIATION RIGHT. A “Stock Appreciation Right” is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock or a combination thereof in the discretion of the Committee, equal to the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the exercise price for that right as determined by the Committee on the Date of Grant. Stock Appreciation Rights may be granted in tandem with Stock Options or other Awards or may be freestanding.

2.25 STOCK OPTION. A “Stock Option” is a right to purchase from the Corporation at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established pursuant to Article V hereof. Stock Options may be either Non-Qualified Options or Incentive Stock Options.

2.26 SUBSIDIARY. The terms “Subsidiary” or “Subsidiary Corporation” mean any corporation, partnership, joint venture or other entity during any period in which at least fifty percent (50%) voting or profit interest is owned, directly or indirectly, by the Corporation, including all business entities that, at the time in question, are subsidiaries of the Corporation within the meaning of Section 424(f) of the Code.

ARTICLE III

GRANTING OF AWARDS TO PARTICIPANTS

3.1 ELIGIBLE PARTICIPANTS. Awards may be granted by the Committee to any employee of the Corporation or a Subsidiary, including any employee who is also a director of the Corporation or a Subsidiary. Awards other than grants of Incentive Stock Options may also be granted to a director of the Corporation who is not an employee of the Corporation or a Subsidiary. References in this Plan to “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of a director. A person who has been engaged by the Corporation for employment shall be eligible for Awards other than Incentive Stock Options, provided such person actually reports for and commences such employment within 90 days after the Date of Grant. Incentive Stock Options may be granted only to individuals who are employees on the Date of Grant.

3.2 DESIGNATION OF PARTICIPANTS. At any time and from time to time during the Plan Year, the Committee may designate the employees and directors of the Corporation and its Subsidiaries eligible for Awards.

3.3 ALLOCATION OF AWARDS. Contemporaneously with the designation of a Participant pursuant to Section 3.2 hereof, the Committee shall determine the size, type and Date of Grant for each Award, taking into consideration such factors as it deems relevant, which may include the following: (a) the total number of shares of Common Stock available for Awards under the Plan; (b) the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Corporation and its Subsidiaries; and (c) the Participant’s performance in reference to such factors.

The Committee may grant a Participant only one type of Award or it may grant any combination of Awards in whatever relationship one to the other, if any, as the Committee in its discretion so determines.

3.4 NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS. As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the Date of Grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, and (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such Awards.

3.5 AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement, which will be provided to the Participant. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE IV

PERFORMANCE AWARDS

4.1 ESTABLISHMENT OF PERFORMANCE GOALS. Performance Goals applicable to a Performance Award shall be established by the Committee in its sole discretion on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant performance Period. Such Performance Goals may include or be based upon any of the following criteria: pretax operating contribution; economic value added; consolidated profits of the Corporation expressed as a percent; earnings per share; return on capital; return on investment; return on shareholders’ equity; internal rate of return; efficiency ratio; revenue; working capital; pre-tax segment profit; net profit; net interest margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; growth of loans and/or deposits; market share; business expansions; cash flow; stock price or performance; and total shareholder return. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m). The Committee may in its sole discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or test strategy or new venture of the Corporation.

4.2 LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE AWARDS. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

4.3 OTHER RESTRICTIONS. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

4.4 NOTIFICATION TO PARTICIPANTS. Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified. Performance Awards shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time.

4.5 MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS. The Committee shall, as soon as practicable after the close of a Performance Period, determine: (a) the extent to which the Performance Goals for such Performance Period have been achieved; and (b) the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

4.6 TREATMENT OF PERFORMANCE AWARDS EARNED. Upon the Committee’s determination that a percentage of any Performance Awards has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Corporation or a Subsidiary thereof continuously from the Date of Grant, subject to the exceptions set forth at Section 4.9 and Section 4.10 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the

Corporation or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted, except as provided at Section 4.9 or Section 4.10 hereof.

4.7 DISTRIBUTION. Distributions payable pursuant to Section 4.6 above shall be made as soon as practicable after the Committee determines the Performance Awards have been earned unless the provisions of Section 4.8 hereof are applicable to a Participant.

4.8 DEFERRAL OF RECEIPT OF PERFORMANCE AWARD DISTRIBUTIONS. With the consent of the Committee, a Participant who has been granted a Performance Award may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Performance Award. The terms of any deferral and the election to defer under this Plan must comply with Section 409(a) of the Code. The terms and conditions of any such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the plan and form in which the deferred amount shall be held; the interest equivalent or other payment that shall accrue pending its payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals. In addition, the Committee may, in its sole discretion, accelerate the payout of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only: (a) the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of such deferrals; or (b) the Participant suffers or incurs an event that would qualify for a “withdrawal” of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

4.9 NON-DISQUALIFYING TERMINATION OF EMPLOYMENT. Except for Section 4.10 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution are termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Committee, normal or late retirement or early retirement, with the consent of the Committee, or transfer of an executive in a spin-off, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Award. In such instance a distribution of the Performance Award shall be made, as of the end of the Performance Period, and 100% of the total Performance Award that would have been earned during the Performance Period shall be earned and paid out; provided, however, in a spin-off situation the Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity.

4.10 CHANGE IN CONTROL. In the event of a Change in Control, a pro rata portion of all outstanding Performance Awards under the Plan shall be payable ten days after the Change in Control. The amount payable shall be determined by assuming that 100% of each Performance Award was earned at target levels, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Performance Period prior to the Change in Control and the denominator of which shall be the total number of months in the Performance Period.

ARTICLE V

STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

5.1 NON-QUALIFIED OPTION. Non-Qualified Options granted under the Plan are Stock Options that are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. Non-Qualified

Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.2 INCENTIVE STOCK OPTION. Incentive Stock Options granted under the Plan are Stock Options that are intended to be “incentive stock options” under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Corporation (or of any parent or Subsidiary of the Corporation) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Corporation or any parent or Subsidiary of the Corporation) shall not exceed $100,000. Incentive Stock Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.3 OPTION TERMS. Stock Options granted under this Plan shall be subject to the following terms and conditions:

(a) Option Period. Each Stock Option shall expire and all rights to purchase shares thereunder shall cease not more than ten years after its Date of Grant or on such date prior thereto as may be fixed by the Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization. No Stock Option shall permit the purchase of any shares thereunder during the first year after its Date of Grant, except as provided in Section 5.5 hereof or as otherwise determined by the Committee.

(b) Exercise Price. The purchase price per share payable upon exercise of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be vested and exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(d) Transferability and Termination of Options. During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and only while such individual is an employee of the Corporation or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the Stock Option, provided, however, that if the employment of such Participant by the Corporation or a Subsidiary Corporation terminates, the Stock Option may additionally be exercised as follows, or in any other manner provided by the Committee, but in no event later than ten years after the Date of Grant of the Stock Option:

(i) if a Participant’s termination of employment occurs by reason of normal or late retirement under any retirement plan of the Corporation or its Subsidiaries, such Participant’s Stock Options may be exercised within five years after the date of such termination of employment. If a Participant’s termination of employment occurs by reason of early retirement under any retirement plan of the Corporation or its Subsidiaries, or by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Committee, without retirement, then such Participant’s Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Committee consents to such an extension. During the extension period, the right to exercise Stock Options, if any, accruing in installments, shall continue unless the Committee provides otherwise; provided, however, that if the Stock Options are Incentive Stock Options all installments shall be immediately exercisable; and provided further, that the Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Corporation and its Subsidiaries and/or continuous employment with a spin-off entity;

(ii) if a Participant’s termination of employment occurs by reason of death, then such Participant’s outstanding Stock Options shall all become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less, but in the case of Non-Qualified Options in no event less than one year after the date of death, unless the Committee provides otherwise;

(iii) if a Participant’s termination of employment occurs for any reason other than as specified in Section 5.3(d)(i) or (ii) hereof, the Committee has not approved an extension and Participant’s termination of employment is not for Cause, then, but only with respect to Options that are as of the date of termination vested, such Participant’s Stock Options may be exercised within ninety days after the date of such termination of employment;

(iv) rights accruing to a Participant under Sections 5.3(d)(i) and 5.3(d)(iii) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death. In the case of Non-Qualified Options, the period for such exercise shall not expire less than one year after the date of the Participant’s death;

(v) if a Participant’s termination of employment occurs for Cause, such Participant’s unexercised vested and unvested Stock Options shall be null and void immediately upon termination of the Participant’s service and may not be exercised; and

(vi) absence on an approved leave of absence communicated to the Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (x) by assignment by the Participant to the extent provided in the applicable option agreement, or (y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. An option transferred after the death of the Participant to whom it is granted may only be exercised by such individual’s beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 5.3(c)(ii).

In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 5.3(d)(ii) and (iv). When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated. The Committee may, in its sole discretion, determine solely for the purposes of the Plan that a Participant is permanently and totally disabled, and the acts and decisions of the Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

(e) Exercise of Options. An individual entitled to exercise Stock Options may, subject to their terms and conditions and the terms and conditions of the Plan, exercise them in whole or in part by delivery of written notice of exercise to the Corporation at its principal office, specifying the number of whole shares of Common Stock with respect to which the Stock Options are being exercised. Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 10.8 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Committee may establish) all or part of such exercise price by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of exercise of the Stock Options equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Options and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Subject to rules established by the Committee, the withholdings required by Section 10.8 hereof may be satisfied by the Corporation withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the Stock Options equal to or less than the withholding required by Section 10.8 hereof.

(f) Repricing Prohibited. Subject to Sections 5.5, 7.3 and 10.7, outstanding Stock Options granted under this Plan shall not be repriced.

5.4 STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Stock Options and Restricted Stock. Stock Appreciation Rights granted in tandem with Incentive Stock Options must be granted at the same time as the Incentive Stock Options are granted. Stock Appreciation Rights granted in tandem with any other Award may be granted at any time prior to the earlier of the exercise or expiration of such Award. Stock Appreciation Rights granted in tandem with Stock Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 5.3 for Stock Options, including the requirements of 5.3(a), (b) (c) and (f) regarding the maximum period, minimum price and prohibition on repricing.

5.5 CHANGE IN CONTROL. In the event of a Change in Control:

(a) If the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Stock Options and Stock Appreciation Rights have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces the Participant’s outstanding Stock Options and Stock Appreciation Rights with stock options and stock appreciation rights of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Stock Options and Stock Appreciation Rights immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control:

(i) the Participant’s employment is terminated without Cause;

(ii) the Participant terminates employment with Good Reason;

(iii) the Participant’s employment terminates under circumstances that entitle the Participant to benefit under Participant’s change of control agreement or any income continuation benefits under any plan of the Corporation, a Subsidiary, or an entity that is a successor to the Corporation or a Subsidiary as a result of the Change in Control, or that would have entitled the Participant to such benefits if the Participant participated in such plan (for this purpose only, any such plan terminated in connection with the Change in Control shall be taken into account); or

(iv) the Participant’s employment terminates under circumstances that entitle the Participant to income continuation benefits under any change of control agreement or employment agreement between the Participant and the Corporation, a Subsidiary, or any successor thereof.

(b) If 5.5(a) does not apply, then without any action by the Committee or the Board, each outstanding Stock Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Stock Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Stock Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Stock Option or Stock Appreciation Right. After such a determination by the Committee, each Stock Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

ARTICLE VI

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1 RESTRICTION PERIOD. At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) during which certain restrictions established by the Committee shall apply to the Award. The Restriction Period shall be not less than three years. Each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Committee. Except as permitted or pursuant to Sections 6.4, 6.5 or 10.7 hereof, the Restriction Period applicable to a particular Award shall not be changed.

6.2 RESTRICTED STOCK TERMS AND CONDITIONS. Restricted Stock shall be represented by a stock certificate registered in the name of the Participant granted such Restricted Stock. Such Participant shall have the right to enjoy all shareholder rights during the Restriction Period except that: (a) the Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired; (b) the Corporation may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period; (c) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, except that it may be transferable by assignment by the Participant to the extent provided in the applicable Restricted Stock Award agreement; (d) a breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock, and any dividends withheld thereon, and (e) dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Corporation for the Participant’s account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

Provided, however, and the provisions of Section 6.4 to the contrary notwithstanding, in lieu of the foregoing, the Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

6.3 PAYMENT FOR RESTRICTED STOCK. A Participant shall not be required to make any payment for Restricted Stock unless the Committee so requires.

6.4 FORFEITURE PROVISIONS. Subject to Section 6.5, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) a termination of employment because of normal or late retirement, (b) with the consent of the Committee, early retirement or spin-off, (c) death, or (d) total and permanent disability, as determined by the Committee, all subject to any other conditions the Committee may determine.

6.5 CHANGE IN CONTROL. In the event of a Change in Control, restrictions on a fraction of each Participant’s outstanding Restricted Stock and Restricted Stock Units granted under the Plan will lapse, and any shares not previously distributed shall be distributed within ten days after the Change in Control in accordance with the provisions set forth in Section 4.10. The numerator of such fraction with respect to an Award shall be the number of months that have elapsed in the applicable Restriction Period prior to the Change in Control and the denominator shall be the number of months in such Restriction Period.

ARTICLE VII

SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARDS

7.1 SHARES AVAILABLE. Subject to the other provisions of this Article VII, the total number of shares available for grant as Awards pursuant to the Plan shall not exceed in the aggregate five percent (5%) of the outstanding shares of the Corporation’s Common Stock as of March 8, 2007, the record date for the Corporation’s 2007 Annual Meeting, that is a maximum of 428,996 shares of the Corporation’s Common Stock. Solely for the purpose of applying the limitation in the preceding sentence and subject to the replenishment and adjustment provisions of Sections 7.2 and 7.3 below: (a) each Award granted under this Plan prior to the Effective Date shall reduce the number of shares available for grant by one share for every one share granted, and (b) each Stock Option or Stock Appreciation Right granted under this Plan on or after the Effective Date shall reduce the number of shares available for grant by one share for every one share granted.

Shares available for grant under the Plan may be authorized and unissued shares, treasury shares held by the Corporation or shares purchased or held by the Corporation or a Subsidiary for purposes of the Plan, or any combination thereof. Shares issued upon assumption or conversion of outstanding stock-based awards granted by an acquired company shall be disregarded in applying the limitation set forth in this Section 7.1.

7.2 SHARES AGAIN AVAILABLE. In the event all or any portion of an Award is forfeited or cancelled, expires, is settled for cash, or otherwise does not result in the issuance of all or a portion of the shares subject to the Award in connection with the exercise or settlement of such Award, the number of shares not issued that were deducted for such Award pursuant to Section 7.1 above shall be restored and may again be used for Awards under the Plan.

Notwithstanding anything in this Section 7.2 to the contrary and solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any shares restored pursuant to this Section 7.2 that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate the maximum aggregate number of shares that may be issued.

7.3 RELEVANT CHANGE ADJUSTMENTS. Appropriate adjustments in the number of shares available for grant and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Stock Options and Stock Appreciation Rights, as authorized herein shall be made by the Committee (except as provided in Section 10.7 hereof), to give effect to adjustments made in the number of shares of Common Stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

7.4 MAXIMUM PER PARTICIPANT AWARD. During any consecutive thirty-six month period, no Participant may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3: (a) Stock Options and Stock Appreciation Rights

for, in the aggregate, more than 100,000 shares of Common Stock; (b) Performance Shares, Restricted Stock and Restricted Stock Units for, in the aggregate, more than 100,000 shares of Common Stock; (c) a number of Dividend Equivalents greater than the number of shares of Common Stock the Participant could receive, earn or acquire in connection with the related stock-based Awards granted to the Participant; and (d) Performance Units with a value exceeding $500,000.

In addition, during any consecutive thirty-six month period, no Participant who is a non-employee director may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3, more than 50,000 shares of Common Stock. For purposes of applying the limits described in this Section 7.4, if Awards subject to the same limit are granted in tandem, so that only one of the Awards may actually be exercised, only one of the Awards shall be counted.

ARTICLE VIII

ADMINISTRATION

8.1 COMMITTEE. The Plan will be administered by the Compensation Committee of the Board who are appointed from time to time by the Board and who are outside, independent Board members who, in the judgment of the Board, are qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Committee administering the Plan who does not satisfy or ceases to satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by such Committee.

8.2 POWERS. The Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

8.3 INTERPRETATION. All questions arising under the Plan, any Award agreement, or any rule, regulation or procedure adopted by the Committee shall be determined by the Committee, and its determination thereof shall be conclusive and binding upon all parties.

8.4 COMMITTEE PROCEDURE. Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Committee. A majority of all members of the Committee shall constitute a “quorum” for Committee business. The Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

8.5 DELEGATION. The Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Corporation for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ARTICLE IX

REDUCTION IN AWARDS

9.1 WHEN APPLICABLE. Anything in this Plan to the contrary notwithstanding, the provisions of this Article IX shall apply to a Participant if an independent auditor selected by the Committee (the “Auditor”) determines that each of (a) and (b) below are applicable.

(a) Payments or distributions hereunder, determined without application of this Article IX, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, or otherwise (but after any elimination or reduction of such payments under the terms of the Corporation’s income continuance policy, if any), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

(b) The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

9.2 REDUCED AMOUNT. Under this Article IX the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The “Reduced Amount” (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 9.2 shall be made after eliminations or reductions, if any, have been made under the Corporation’s income continuance policy, if any.

9.3 PROCEDURE. If the Auditor determines that this Article IX is applicable to a Participant, the Auditor shall so advise the Committee in writing. The Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Awards otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Awards under this Plan equals the Reduced Amount), and shall advise the Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Committee may elect which and how much of the Awards shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article IX, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by the Auditor under this Article IX shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Corporation shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

9.4 CORRECTIONS. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made (“Overpayment”) or that additional payments or distributions which will have not been made could have been made (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

9.5 NON-CASH BENEFITS. In making its determination under this Article IX, the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

9.6 DETERMINATIONS BINDING. All determinations made by the Auditor under this Article IX shall be binding upon the Corporation, the Committee and the Participant.

ARTICLE X

GENERAL PROVISIONS

10.1 AMENDMENT OR TERMINATION OF PLAN. The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of Incentive Stock Options or other income tax preferred stock options which may be authorized by federal law subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Corporation, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 7.3 hereof, or make any other change for which shareholder approval is required by law or under the applicable rules of the NASDAQ Global Market. No action taken pursuant to this Section 10.1 of the Plan shall, without the consent of the Participant, alter or impair any Awards which have been previously granted to a Participant except pursuant to Section 10.5 of the Plan.

10.2 NON-ALIENATION OF RIGHTS AND BENEFITS. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Committee, cease and in such event the Corporation may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Committee in its sole discretion may deem proper.

10.3 NO RIGHTS AS SHAREHOLDER. The granting of Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Corporation unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

10.4 LIMITATION OF LIABILITY OR OBLIGATION OF THE CORPORATION. As illustrative only of the limitations of liability or obligation of the Corporation and not intended to be exhaustive thereof, nothing in the Plan shall be construed: (a) to give any employee of the Corporation any right to be granted any Award other than at the sole discretion of the Committee; (b) to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan; (c) to limit in any way the right of the Corporation or any Subsidiary to terminate, change or modify, with or without Cause, the employment of any Participant at any time; or (d) to be evidence of any agreement or understanding, express or implied, that the Corporation or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Corporation or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

10.5 GOVERNMENT REGULATIONS. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Corporation with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules and regulations and such approvals by any government agencies as may be required or deemed by the Board or Committee as reasonably necessary or appropriate for the protection of the Corporation. In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel of the Corporation that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

10.6 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

10.7 REORGANIZATION. In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Corporation (for purposes hereof any such occurrence being referred to as an “Event”), the Committee or a comparable committee of any corporation assuming the obligations of the Corporation hereunder, shall either:

(a) make appropriate provision for the protection of any outstanding stock-based Awards granted thereunder by the substitution on an equitable basis of appropriate stock, stock units, stock options or stock appreciation rights of the Corporation, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Awards. Stock to be issued pursuant to such substitute awards shall be limited so that the excess of the aggregate fair market value of the shares subject to such substitute awards immediately after such substitution over the purchase price thereof (if any) is not more than the excess of the aggregate fair market value of the shares subject to such substitute awards immediately before such substitution over the purchase price thereof (if any); or

(b) upon written notice to the Participant, declare that all Performance Awards granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock and Restricted Stock Units has been eliminated and that all outstanding Stock Options and Stock Appreciation Rights shall accelerate and become exercisable in full but that all outstanding Stock Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 10.7(b), the Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or Stock Appreciation Right that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option or Stock Appreciation Right. For purposes of this Section 10.7(b), “Event Proceeds Per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share by the shareholders of the Corporation upon the occurrence of the Event.

10.8 WITHHOLDING TAXES, ETC. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. All or a portion of such payment may, in the discretion of the Committee and upon the election of the Participant, be made (a) by withholding from shares that would otherwise be delivered to the Participant a number of shares sufficient to satisfy the remaining required tax withholding or (b) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

10.9 GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10.10 USE OF PROCEEDS. The proceeds derived by the Corporation from the sale of the stock pursuant to Awards granted under the Plan shall constitute general funds of the Corporation.

10.11 DURATION OF PLAN. This Plan shall remain in effect until the earliest of the following events occurs: (a) distribution of all shares of Common Stock subject to the Plan, (b) termination of this Plan pursuant to Section 10.1 hereof, or (c) the tenth anniversary of the Effective Date.

10.12 SEVERABILITY. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.13 GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed accordingly.

10.14 HEADINGS. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.

10.15 STOCK CERTIFICATES. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

10.16 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

ARTICLE XI

COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE

11.1 To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A of the Internal Revenue Code, the Agreement evidencing such Award will incorporate the terms and conditions required by Section 409A of the Internal Revenue Code. To the extent applicable, the Plan and Agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidelines that may be issued after the Effective Date. Notwithstanding any provisions of the Plan, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Internal Revenue Code, the Committee may adopt such amendment to the Plan and/or the applicable Agreement or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Section 409A of the Internal Revenue Code or (ii) comply with the requirements of Section 409A of the Internal Revenue Code.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. ELECTION OF DIRECTORS To vote for the election of all nominees to the right.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

NOMINEE CLASS I – TERM TO EXPIRE IN 2011:

(01) Thomas L. Bennett and (02) Scott M. Jenkins

FOR	WITHHOLD AUTHORITY	NOMINEE CLASS IV – TERM TO EXPIRE IN 2010: (03) Britton H. Murdoch
☐	☐

2. APPROVE LONG-TERM INCENTIVE PLAN: Approve the 2007 Long-Term Incentive Plan

FOR	AGAINST	ABSTAIN
☐	☐	☐	This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted for Proposals 1 and 2 and upon such other matters as may properly come before the meeting in accordance with the best judgement of the Proxies.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person. If a limited liability company, please sign company name by an authorized person.

Signature(s)______________________________	Signature(s)____________________ Date_______, 2007

FOLD AND DETACH HERE

Directions to The Gregg Conference Center at The American College

From Pennsylvania Turnpike

Take Exit 20 and follow Route 476 South to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east for 2.2 miles, turn right onto Bryn Mawr Avenue. Proceed down Bryn Mawr Avenue past Bryn Mawr Hospital, across Haverford Avenue (WaWa Mini Mart on your left), and go approximately 150 yards to the main entrance of The American College on the right hand side. Turn into main entrance and follow the directional signs to the Gregg Conference Center.

From the New Jersey Turnpike

North of Philadelphia: Leave the New Jersey Turnpike at Exit 6 (PA Turnpike). Drive west on PA turnpike to Exit 20. See instructions under “From Pennsylvania Turnpike” for directions to the College.

From Center City Philadelphia

Take Route 76 West (Schuylkill Expressway) and drive west following Valley Forge signs. Exit at City Avenue (Route 1 South). Once on City Avenue, travel about 2-1/2 miles and turn right onto Lancaster Avenue (Route 30 West). Continue on Lancaster approximately 4 miles to reach the center of Bryn Mawr. Turn left onto Bryn Mawr Avenue. Proceed down Bryn Mawr Avenue past Bryn Mawr Hospital, across Haverford Avenue (WaWa Mini Mart on your left), and go approximately 150 yards to the main entrance of The American College on the right hand side. Turn into main entrance and follow the directional signs to the Gregg Conference Center.

From Wilmington DE and Other Points South

Via I-95 approaching Chester, PA, take Exit 7 (476 North towards Plymouth Meeting). Follow 476 North approximately 12 miles to Exit 13 (St. Davids/ Villanova). Follow Route 30 (Lancaster Avenue) east, then follow “From Pennsylvania Turnpike” above for directions to the College.

REVOCABLE PROXY

Bryn Mawr Bank Corporation

ANNUAL SHAREHOLDERS’ MEETING APRIL 25, 2007

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints, J. Duncan Smith and Geoffrey L. Halberstadt as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on March 8, 2007, at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 A.M. on April 25, 2007, at The Gregg Conference Center at The American College, (see map on reverse side) 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

(OVER)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

A special invitation to all shareholders . . .

For 118 years, Bryn Mawr Trust has been serving the financial needs of individuals, families, professionals and businesses, who want friendly, personal attention. We offer a complete array of both personal and business banking services. Our loan officers and commercial banking specialists are second to none. Also, we continue to be one of the area’s premier providers of wealth management services.

We invite you to view Bryn Mawr Trust as not only an investment, but as a resource for achieving your financial goals. Please allow us to help with your estate, trust, money management, or financial planning needs.

Call me directly at 610-581-4800 to discuss your particular requirements. I will be happy to introduce you to the professional or team of professionals who can best provide you with the high quality of service that you deserve.

Sincerely,

Chairman and CEO

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.